UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

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Genomic Health, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Genomic Health, Inc.

301 Penobscot Drive

Redwood City, California 94063

(650) 556‑9300

April 27, 2018

Dear Stockholder:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Genomic Health, Inc. The meeting will be held at 10:00 a.m., Pacific Time, on Wednesday, June 6, 2018. We are pleased to announce that this year’s annual meeting will be held completely virtual via live interactive webcast on the internet. You will be able to attend, vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/GHDX2018.

The formal notice of the Annual Meeting and the Proxy Statement has been made a part of this invitation.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. After reading the Proxy Statement, please promptly vote. Your shares cannot be voted unless you sign, date and return the enclosed proxy, vote by telephone or the Internet, vote as instructed by your broker, or attend the Annual Meeting and vote virtually at www.virtualshareholdermeeting.com/GHDX2018.

We have also enclosed a copy of our 2017 Annual Report to Stockholders.

We look forward to you attending the meeting.

Sincerely,

Kimberly J. Popovits
President and Chief Executive Officer and
Chairman of the Board

Genomic Health, Inc.

301 Penobscot Drive

Redwood City, California 94063

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, June 6, 2018

To our Stockholders:

Genomic Health, Inc. will hold its Annual Meeting of Stockholders at 10:00 a.m., Pacific Time, on Wednesday, June 6, 2018 virtually at www.virtualshareholdermeeting.com/GHDX.

We are holding this Annual Meeting:

•	to elect seven directors to serve until the 2019 Annual Meeting or until their successors are duly elected and qualified;
•

to vote on the approval of our Amended and Restated 2005 Stock Incentive Plan that includes an increase in the number of shares available for issuance under the plan by 1,000,000 shares and imposes certain limitations recommended by Institutional Shareholder Services;

•	to approve, on a non‑binding advisory basis, the compensation of our named executive officers;
•	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018;
•	to consider a stockholder proposal concerning proxy access, if properly presented at the Annual Meeting of Stockholders; and
•	to transact such other business as may properly come before the Annual Meeting and any adjournments or postponements of the Annual Meeting.

Stockholders of record at the close of business on April 17, 2018 are entitled to notice of and to vote at this meeting and any adjournments or postponements of the Annual Meeting.

It is important that your shares be represented at this meeting. Even if you plan to attend the virtual meeting, we hope that you will vote promptly. Please review the instructions on pages 2 and 3 of the attached Proxy Statement regarding your voting options.

By Order of the Board of Directors

Jason W. Radford
Chief Legal Officer and Secretary
Redwood City, California
April 27, 2018

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on June 6, 2018.

The Proxy Statement and Annual Report are available at

www.proxydocs.com/ghdx

Genomic Health, Inc.

301 Penobscot Drive

Redwood City, California 94063

PROXY STATEMENT

Information Concerning Voting and Solicitation

This Proxy Statement is being furnished to you in connection with the solicitation by the board of directors of Genomic Health, Inc., a Delaware corporation (“we,” “us,” “our,” “Genomic Health” or the “Company”), of proxies in the accompanying form to be used at the Annual Meeting of Stockholders of the Company to be held virtually via live interactive webcast at www.virtualshareholdermeeting.com/GHDX2018 on Wednesday, June 6, 2018, at 10:00 a.m., Pacific Time, and any postponement or adjournment thereof (the “Annual Meeting”).  To participate in the Annual Meeting, you will need the unique control number we have provided on your proxy card or that is contained in your voting instruction form. Additional directions for participating in the Annual Meeting are available at www.virtualshareholdermeeting.com/GHDX2018.

This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about May 1, 2018.

Questions and Answers About

the Proxy Materials and the Annual Meeting

What proposals will be voted on at the Annual Meeting?

Five proposals will be voted on at the Annual Meeting:

•	The election of directors to serve until the 2019 Annual Meeting or until their successors are duly elected and qualified;
•

To vote on the approval of our Amended and Restated 2005 Stock Incentive Plan which includes an increase in the number of shares available for issuance and imposes certain limitations recommended by Institutional Shareholder Services;

•	A non‑binding advisory vote on the compensation of our executive officers;
•	The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2018; and
•	A stockholder proposal concerning proxy access, if properly presented at the Annual Meeting of Stockholders.

What are the Board’s recommendations?

Our board recommends that you vote:

•	“FOR” election of each of the nominated directors;
•	“FOR” approval of our Amended and Restated 2005 Stock Incentive Plan;
•	“FOR” approval, on a non‑binding advisory basis, of the compensation of our named executive officers;
•	“FOR” ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2018; and
•	“AGAINST” the stockholder proposal concerning proxy access.

Will there be any other items of business on the agenda?

We do not expect any other items of business because the deadline for stockholder proposals and nominations has already passed. Nonetheless, in case there is an unforeseen need, the accompanying proxy gives discretionary authority to the persons named on the proxy with respect to any other matters that might be properly brought before the meeting. Those persons intend to vote that proxy in accordance with their best judgment.

How can I attend the Annual Meeting?

You are invited to join the Annual Meeting if you are a stockholder of record or a beneficial owner as of April 17, 2018, live via the Internet at www.virtualshareholdermeeting.com/GHDX2018. You may vote and submit questions while attending the meeting on the Internet. Instructions on how to attend and participate in the Annual Meeting via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/GHDX2018. You must have your control number in order to attend the Annual Meeting, which is provided on the proxy card or voting instruction form.

Who is entitled to vote?

Stockholders of record at the close of business on April 17, 2018 (the “Record Date”) may vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of the Company’s common stock held as of the Record Date.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Stockholder of Record.  If your shares are registered directly in your name with Genomic Health’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the stockholder of record. The Proxy Statement, Annual Report and proxy card, including control number, have been sent directly to you by Genomic Health.

Beneficial Owner.  If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name. The Proxy Statement, Annual Report and voting instructions, including control number, have been forwarded to you by your broker, bank or nominee who is considered, with respect to those shares, the stockholder of record.

How do I vote?

Stockholder of Record

If you are a stockholder of record, you may vote directly at the Annual Meeting by going to www.virtualshareholdermeeting.com/GHDX2018 and using the unique control number that has been provided to you on your proxy card, vote by signing and returning the enclosed proxy card, vote by telephone, or vote by the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted.

•	To vote virtually during the Annual Meeting, go to www.virtualshareholdermeeting.com/GHDX2018 and provide the unique control number that has been provided to you.
•

To vote using the proxy card, complete, sign and date the enclosed proxy card and return it promptly in the postage‑prepaid envelope provided. If we receive your signed proxy card before the Annual Meeting, we will vote your shares as you direct.

•

To vote by telephone, follow the telephone voting instructions on the enclosed proxy card. You will be asked to provide the company number and control number from the proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on June 5, 2018 to be counted.

•

To vote by the Internet, follow the Internet voting instructions on the enclosed proxy card. You will be asked to provide the company number and control number from the proxy card. Your vote must be received by 11:59 p.m., Eastern Time, on June 5, 2018 to be counted.

We provide Internet voting to allow you to vote online. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you have the right to direct your broker, bank or nominee how to vote your shares by following the voting instruction form included in the mailing from that entity. Complete and mail the voting instruction form to ensure that your vote is counted. Alternatively, you may vote by telephone or over the Internet as instructed by your broker, bank or other nominee. Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy.

Can I change my vote or revoke my proxy?

If you are a stockholder of record, you may change your vote or revoke your proxy at any time prior to the vote at the Annual Meeting. If you submitted your proxy by mail, you must file with the Secretary of the Company a written notice of revocation or deliver, prior to the vote at the Annual Meeting, a valid, later‑dated proxy. If you submitted your proxy by telephone or by the Internet, you may change your vote or revoke your proxy with a later telephone or Internet proxy, as the case may be. Virtual attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is voted or you vote directly at the virtually-held Annual Meeting.

If you are a beneficial owner of shares held in street name and you wish to change or revoke your vote, please consult the instructions provided with this proxy statement or contact your broker, bank or nominee.

How are votes counted?

In the election of directors, you may vote “FOR” all of the nominees or your vote may be “WITHHELD” with respect to one or more of the nominees. For each of Proposals 2, 3, 4 and 5, you may vote “FOR” or “AGAINST” or “ABSTAIN.” If you “ABSTAIN” as to any of these Proposals, the abstention has the same effect as a vote “AGAINST.” If you provide specific instructions, your shares will be voted as you instruct. If you sign your proxy card with no further instructions and you are a stockholder of record, your shares will be voted in accordance with the recommendations of the board (“FOR” all of the nominees to the board, “FOR” each of Proposals 2, 3 and 4, and “AGAINST” Proposal 5) and in the discretion of the proxy holders on any other matters that properly come before the meeting. If you hold your shares in street name, please see the next section for important information regarding voting of your shares.

What vote is required to approve each item?

In Proposal 1, the election of directors, the seven persons receiving a majority of “FOR” votes at the Annual Meeting will be elected. Our Board has adopted a policy governing what will occur in the event that a director does not receive a majority of the votes cast. A majority of the votes cast means that the number of votes cast “FOR” a director nominee exceeds the number of votes “WITHHELD.” Abstentions and broker non‑votes will not be counted to determine whether a nominee receives a majority of the votes cast. Additional information concerning our policy for the election of directors is set forth under the heading “Majority Voting in Uncontested Director Elections.”

The vote for each of Proposal 2 and Proposal 4  requires the affirmative “FOR” vote of a majority of the common stock present in person or by proxy at the Annual Meeting and entitled to vote.

The vote in Proposal 3 is advisory and therefore is not binding on us, our board of directors, or our Compensation Committee of the board of directors. The vote in Proposal 5 is also advisory and therefore is not binding on us or our board of directors.

If you hold shares beneficially in street name and do not provide your broker, bank or nominee with voting instructions, your shares may constitute “broker non‑votes.” Generally, broker non‑votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In the event you do not provide instructions and your broker does not have authority to vote without your instructions, your shares will not be voted on any such proposal, and will not be voted regarding the election of directors. In tabulating the voting results for any particular proposal, shares that constitute broker non‑votes are not considered entitled to vote on that proposal. Thus, broker non‑votes will not affect the outcome of any matter being voted on at the Annual Meeting, assuming that a quorum is obtained. Abstentions have the same effect as votes against a matter, except as noted above with respect to the election of directors.

Is cumulative voting permitted for the election of directors?

Stockholders may not cumulate votes in the election of directors, which means that each stockholder may vote no more than the number of shares he or she owns for a single director candidate.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of common stock outstanding on the Record Date will constitute a quorum. As of the close of business on the Record Date, 35,356,728 shares of our common stock were outstanding. Both abstentions and broker non‑votes are counted for the purpose of determining the presence of a quorum.

How are proxies solicited?

Our employees, officers and directors may solicit proxies. We will bear the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out‑of‑pocket expenses for forwarding proxy and solicitation material to the owners of common stock.

IMPORTANT

Please promptly vote by signing, dating and returning the enclosed proxy card in the postage‑prepaid return envelope provided, voting by telephone or the Internet, or voting following the instructions provided by your bank, broker or nominee, so that your shares can be voted.

Proposal 1

Election of Directors

Directors and Nominees

At the Annual Meeting, our stockholders will be asked to elect seven persons as members of your board of directors, each for a one‑year term or until their successors are elected and qualified. The Nominating and Corporate Governance Committee of the board of directors has recommended, and the board of directors has designated, the seven persons listed below for election at the Annual Meeting. The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted “FOR” each of the nominees. Your board of directors knows of no reason why any of these nominees should be unable or unwilling to serve. However, if for any reason any nominee should be unable or unwilling to serve, the proxies will be voted for any nominee designated to fill the vacancy by your board of directors, taking into account the recommendations of the Nominating and Corporate Governance Committee.

The names of the board of directors’ nominees, their ages as of March 15, 2018, and certain biographical information about the nominees are set forth below.

Name	Age	Position with Company	Director Since
Kimberly J. Popovits	59	Chairman of the Board, President and Chief Executive Officer	2002
Julian C. Baker	51	Lead Independent Director	2001
Felix J. Baker, Ph.D.	48	Director	2012
Fred E. Cohen, M.D., D.Phil.	61	Director	2002
Henry J. Fuchs, M.D.	60	Director	2013
Ginger L. Graham	62	Director	2008
Geoffrey M. Parker	53	Director	2016

Kimberly J. Popovits has served as our President and Chief Executive Officer since January 2009, and as Chairman of the Board since March 1, 2012. Prior to that, Ms. Popovits served as President and Chief Operating Officer from February 2002 to January 2009. From November 1987 to February 2002, Ms. Popovits served in various roles at Genentech, Inc., a biotechnology company, most recently serving as Senior Vice President, Marketing and Sales from February 2001 to February 2002, and as Vice President, Sales from October 1994 to February 2001. Prior to joining Genentech, Ms. Popovits served as Division Manager, Southeast Region, for American Critical Care, a Division of American Hospital Supply, a supplier of healthcare products to hospitals. Ms. Popovits serves as a director of MyoKardia, Inc., a precision medicine company. Ms. Popovits holds a B.A. in Business from Michigan State University.

Julian C. Baker is a Managing Partner of Baker Brothers Advisors LP, which he and his brother, Felix J. Baker, Ph.D., founded in 2000. Mr. Baker’s firm manages long‑term investment funds, focused on publicly traded life sciences companies, for major university endowments and foundations. Mr. Baker’s career as a fund‑manager began in 1994 when he and his brother co‑founded a biotechnology investing partnership with the Tisch Family. Previously, Mr. Baker was employed from 1988 to 1993 by the private equity investment arm of Credit Suisse First Boston Corporation. Mr. Baker is also a director of Acadia Pharmaceuticals, Inc.,  Idera Pharmaceuticals, Inc. and Incyte Corporation,  where he serves as lead independent director. Mr. Baker holds an A.B. in Social Studies from Harvard University.

Felix J. Baker, Ph.D. is a Managing Partner of Baker Brothers Investments, which he and his brother, Julian C. Baker, founded in 2000. Dr. Baker’s firm manages long‑term investment funds, focused on publicly traded life sciences companies, for major university endowments and foundations. Dr. Baker’s career as a fund‑manager began in 1994 when he and his brother co‑founded a biotechnology investing partnership with the Tisch Family. Dr. Baker is also a director of Seattle Genetics, Inc., where he serves as lead independent director, and Alexion Pharmaceuticals, Inc. Dr. Baker served as a director of Synageva BioPharma Corp. from October 2000 until its acquisition in June 2015. Dr. Baker holds a B.S. and Ph.D. in Immunology from Stanford University, where he also completed two years of medical school.

Fred E. Cohen, M.D., D.Phil. is a Senior Managing Director at Vida Ventures, a biotechnology venture capital fund. From 2001 to 2016,  he served as co‑head of TPG’s biotechnology group, a venture capital effort that he founded in 2001. From 1988 through December 2014, Dr. Cohen was an Adjunct Professor of Cellular and Molecular Pharmacology at the University of California, San Francisco. Dr. Cohen serves as a director of BioCryst Pharmaceuticals, Inc.,  CareDx, Inc., Five Prime Therapeutics, Inc., Tandem Diabetes Care, Inc.,  Urogen Pharmaceuticals, Veracyte, Inc. and a number of privately held companies. Dr. Cohen served as a director of Quintiles Transnational Holdings Inc. from May 2007 until November 2015 and as a director of Roka Bio Science from September 2009 until its acquisition in August 2017.  Dr. Cohen holds a B.S. in Molecular Biophysics and Biochemistry from Yale University, a D.Phil. in Molecular Biophysics from Oxford University and an M.D. from Stanford University.

Henry J. Fuchs, M.D. has served as the Executive Vice President and Chief Medical Officer of BioMarin Pharmaceutical Inc., a biopharmaceutical company since December 2009. Dr. Fuchs was Executive Vice President and Chief Medical Officer of Onyx Pharmaceuticals, Inc., a biopharmaceutical company from September 2005 to December 2008 and served in multiple roles of increasing responsibility at Ardea Biosciences, Inc., a biotechnology company, first as Vice President, Clinical Affairs, then as President and Chief Operating Officer, and finally as President and Chief Executive Officer, from October 1996 until June 2005. From 1987 to 1996, Dr. Fuchs held various positions at Genentech Inc., a biotechnology company. Dr. Fuchs serves as a director of Mirati Therapeutics, Inc. Dr. Fuchs holds a B.A. in Biochemical Sciences from Harvard University, and an M.D. from George Washington University.

Ginger L. Graham served as President and Chief Executive Officer of Two Trees Consulting, a healthcare and executive leadership consulting firm, from November 2007 to December 2016.  Ms. Graham served as Faculty at Harvard Business School from October 2009 to June 2012 and was Chief Executive Officer of Amylin Pharmaceuticals, Inc., a biopharmaceutical company, from September 2003 to March 2007, and served as Amylin’s President from September 2003 to June 2006. From 1994 to 2003, Ms. Graham held various positions with Guidant Corporation, including Group Chairman, Office of the President, President of the Vascular Intervention Group, and Vice President. From 1979 to 1994, Ms. Graham held various positions with Eli Lilly and Company, including President and Chief Executive Officer of Advanced Cardiovascular Systems, Inc. Ms. Graham currently serves as a director of Clovis Oncology, Inc., Walgreens Boot Alliance, Inc. and a number of privately held companies. Ms. Graham holds a B.S. in Agricultural Economics from the University of Arkansas and an M.B.A. from Harvard University.

Geoffrey M. Parker has served as the Senior Vice President and Chief Financial Officer of Tricida, Inc., a privately-held biopharmaceutical company, since April 2017.  Mr. Parker previously served as the Chief Financial Officer of Anacor Pharmaceuticals, Inc. from September 2010 to May 2015 and as a consultant to Anacor from June 2015 to November 2015.  Mr. Parker previously served as the Vice President, Managing Director and Partner at the global investment banking and securities firm Goldman, Sachs & Co., leading their west coast Healthcare Investment Banking practice from April 1997 to April 2009. Mr. Parker is a  director of ChemoCentryx, Inc. and Perrigo Company plc. Mr. Parker holds an A.B. from Dartmouth College in Engineering Sciences and Economics and an M.B.A. from the Stanford Graduate School of Business.

Vote Required

In an uncontested election, our bylaws require our directors to be elected by a majority of the shares of common stock present or represented and voting at the Annual Meeting with respect to that nominee. In a contested election, the nominees are elected by a plurality vote.

Your board of directors recommends a vote FOR the election of the nominees set forth above as directors of Genomic Health.

Director Independence

Our board of directors has determined that, except for Ms. Popovits, each individual who currently serves as a member of the board is, and each individual who served as a member of the board in 2017 was, an “independent director” within the meaning of Rule 5605 of The Nasdaq Stock Market. Ms. Popovits is not independent because she is employed by the Company. All of the nominees are members of the board standing for reelection as directors. For Messrs. Baker and Parker,  Drs. Baker, Cohen and Fuchs, and Ms. Graham, the board of directors considered their relationship and transactions with the Company as directors and securityholders of the Company.

Board Meetings

Our board of directors held seven meetings in 2017. Each director attended at least 75% of the aggregate number of meetings of the board of directors held during the period for which such director served on our board of directors and of the committees on which such director served. The independent directors meet in regularly scheduled executive sessions at in‑person meetings of the board of directors without the participation of Ms. Popovits or the other members of management. We do not have a policy that requires the attendance of directors at the Annual Meeting. No directors other than Ms. Popovits attended our 2017 annual meeting.

Committees of the Board of Directors

Below is a description of each committee of the board of directors. The board of directors has determined that each director who serves on the Audit, Compensation, and Nominating and Corporate Governance Committees is “independent,” as that term is defined by applicable listing standards of The Nasdaq Stock Market and rules of the Securities and Exchange Commission, or SEC, and has adopted written charters for these committees. These charters are available on the investor section of our website (www.genomichealth.com).

Audit Committee

Current Members:	Geoffrey M. Parker (Chair and Audit Committee Financial Expert)
Fred E. Cohen, M.D., D.Phil.
Ginger L. Graham
Number of Meetings in 2017:	8
Functions:

The Audit Committee provides assistance to the board of directors in fulfilling its oversight and risk assessment responsibilities relating to the Company’s financial statements, system of internal control over financial reporting, auditing, accounting and financial reporting processes, and regulatory compliance. Other specific duties and responsibilities of the Audit Committee are to appoint, compensate, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm; review and pre‑approve audit and permissible non‑audit services; review the scope of the annual audit; monitor the independent registered public accounting firm’s relationship with the Company; review cybersecurity risk; and meet with the independent registered public accounting firm and management to discuss and review the Company’s financial statements, internal control over financial reporting, and auditing, accounting and financial reporting processes.

Compensation Committee

Current Members:	Felix J. Baker, Ph.D. (Chair)
Fred E. Cohen, M.D., D.Phil.
Henry J. Fuchs, M.D.
Number of Meetings in 2017:	8
Functions:

The Compensation Committee’s primary functions are to assist the board of directors in meeting its responsibilities with regard to oversight, risk evaluation and determination of executive compensation and to review and make recommendations with respect to major compensation plans, policies and programs of the Company. Other specific duties and responsibilities of the Compensation Committee are to review and make recommendations for approval by the independent members of the board of directors regarding compensation of our President and Chief Executive Officer and other executive officers, and administer our stock plans and other equity‑based compensation plans.

The board of directors has established a Non‑Management Stock Option Committee, the members of which are Kimberly J. Popovits and G. Bradley Cole. The Committee has been delegated the authority to make awards or grants under our 2005 Stock Incentive Plan (including shares, options, or restricted stock) to new employees, other than to any member of our board of directors, individuals designated by our board of directors as “Section 16 officers,” and employees who hold the title of Vice President or above. This Committee may not make any awards or grants to any new employee that total more than 50,000 shares of common stock. In addition, in connection with the Company’s annual compensation review, this Committee is authorized to grant and issue to employees who hold titles below the Vice President level restricted stock units, or RSUs, that total no more than 10,000 shares of common stock per employee.

Nominating and Corporate Governance Committee

Current Members:	Julian C. Baker (Chair)
Henry J. Fuchs, M.D. Ginger L. Graham

Number of Meetings in 2017:	3
Functions:

The Nominating and Corporate Governance Committee’s primary functions are to identify qualified individuals to become members of the board of directors, determine the composition of the board and its committees and monitor a process to assess board effectiveness. Other specific duties and responsibilities of the Nominating and Corporate Governance Committee are to recommend nominees to fill vacancies on the board of directors, review and make recommendations to the board of directors with respect to candidates for director proposed by stockholders, and review on an annual basis the functioning and effectiveness of the board and its committees. The Nominating and Corporate Governance Committee also oversees risks related to director independence, board succession and corporate governance.

Science and Technology Advisory Committee

Current Members:	Henry J. Fuchs, M.D. (Chair)
Felix J. Baker, Ph.D.
Fred E. Cohen, M.D., D.Phil.
Number of Meetings in 2017:	1
Functions:

The Science and Technology Advisory Committee’s primary function is to assist the board of directors and management in providing strategic direction for the Company’s research and development activities.

Director Nominations

The board of directors nominates directors for election at each annual meeting of stockholders and elects new directors to fill vacancies when they arise. The Nominating and Corporate Governance Committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the board of directors for nomination or election.

The board of directors has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The Nominating and Corporate Governance Committee will select candidates for director based on their character, judgment, diversity of experience, business acumen and ability to act on behalf of all stockholders. The Nominating and Corporate Governance Committee believes that nominees for director should have experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to Genomic Health and the board of directors, high personal and professional ethics, and the willingness and ability to devote sufficient time to carry out effectively their duties as directors. Although the Company has no formal diversity policy for board members, the board and the Nominating and Corporate Governance Committee consider diversity of backgrounds and experiences and other forms of diversity when selecting nominees. The Nominating and Corporate Governance Committee also believes that service as director of other public companies provides experience and perspective that may be useful to Genomic Health and the board of directors, and several of our directors have served as directors of other public companies. The Nominating and Corporate Governance Committee believes it appropriate for at least one, and, preferably, multiple, members of the board of directors to meet the criteria for an “audit committee financial expert” as defined by rules of the SEC, and for a majority of the members of the board of directors to meet the definition of “independent director” under the rules of The Nasdaq Stock Market. The Nominating and Corporate Governance Committee also believes it appropriate for key members of our management to participate as members of the board of directors.

Prior to each annual meeting of stockholders, the Nominating and Corporate Governance Committee identifies nominees by first evaluating the current directors whose term will expire at the annual meeting and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the board of directors with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the Nominating and Corporate Governance Committee determines not to re‑nominate the director, or a vacancy is created on the board of directors as a result of a resignation, an increase in the size of the board or other event, the Nominating and Corporate Governance Committee will consider various candidates for board membership, including those suggested by the committee members, by other board of directors members, by any executive search firm engaged by the committee or by stockholders. The Nominating and Corporate Governance Committee recommended all of the nominees for election included in this Proxy Statement.

A stockholder who wishes to suggest a prospective nominee for the board of directors should notify Genomic Health’s Secretary or any member of the Nominating and Corporate Governance Committee in writing with any supporting material the stockholder considers appropriate.

In addition, our Bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the board of directors at our annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to Genomic Health’s Secretary and otherwise comply with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting; however, if we have not held an annual meeting in the previous year or the date of the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting, we must have received the stockholder’s notice not later than the close of business on the later of the 90th day prior to the date of the scheduled annual meeting or the 7th day following the earlier of the day on which notice of the annual meeting date was mailed or the day of the first public announcement of the annual meeting date. An adjournment or postponement of an annual meeting will not commence a new time period or extend any time period for the giving of the stockholder’s notice described above. Information required by the Bylaws to be in the notice includes the name and contact information for the candidate and the person making the nomination, and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our Bylaws and must be addressed to: Secretary, Genomic Health, Inc., 301 Penobscot Drive, Redwood City, California 94063. You can obtain a copy of our Bylaws by writing to the Secretary at this address.

Majority Voting in Uncontested Director Elections

Our Bylaws contain a majority voting standard for the election of directors in an uncontested election. An “uncontested election” is one in which the number of nominees equals the number of directors to be elected in such election. In an uncontested election, each nominee must be elected by the vote of a majority of the votes cast by the shares present in person or represented by proxy. A “majority of the votes cast” means that the number of shares voted “for” a director’s election must exceed the number of votes to withhold authority or votes against, excluding abstentions and broker non‑votes.

In addition, our board of directors has adopted a policy that the board will nominate or elect as a director only candidates who agree to tender, promptly following his or her election or re‑election to the board, an irrevocable resignation that will be effective upon (i) the failure of the candidate to receive the required vote at the next annual meeting at which he or she faces re‑election and (ii) the acceptance by our board of such resignation.

If an incumbent director fails to receive the required vote for re‑election in an uncontested election, the Nominating and Corporate Governance Committee will evaluate and make a recommendation to the board with respect to whether such director’s resignation should be accepted. The board must take action on the recommendation within 90 days following certification of the stockholder vote. The director whose resignation is under consideration cannot participate in any decision regarding his or her resignation. The Nominating and Corporate Governance Committee and the board of directors may consider any factors they deem relevant in deciding whether to accept a director’s resignation. If a director’s resignation is accepted by the board, then the board may fill the resulting vacancy or may decrease the size of the board.

Director Qualifications

Set forth below is a summary of the specific experience, qualifications, attributes or skills of the nominees for the board of directors that, in addition to the experience of those nominees described in their biographies above, led our Nominating and Corporate Governance Committee and board to conclude that the nominee should serve as a member of the board:

Ms. Popovits’ role as President and Chief Executive Officer of the Company gives her strong knowledge of the Company’s strategy, markets, competitors and operations. She also brings significant experience in commercial operations, sales and marketing and experience as a public company director.

Mr. Baker is an experienced investor in many life sciences companies. Mr. Baker brings to the board significant strategic and financial expertise and leadership experience in the life sciences field as a result of his investments in and service as a director of other publicly and privately held life sciences companies.

Dr. Baker is an experienced investor in many life sciences companies. Dr. Baker brings to the board significant strategic and financial expertise and leadership experience in the life sciences field as a result of his investments in and service as a director of other publicly and privately held life sciences companies.

Dr. Cohen brings significant leadership experience in the medical and finance fields through his background as an M.D. and a venture capitalist. He has extensive technical expertise relevant to the Company’s business and has served as an investor in and on the boards of numerous publicly and privately held life sciences and healthcare companies.

Dr. Fuchs brings extensive experience in senior management roles in the life sciences and biopharmaceutical industries, including experience leading companies in drug and product development and commercialization. He also brings medical expertise and significant experience as a director of other publicly held life sciences and biopharmaceutical companies.

Ms. Graham has extensive experience in senior management roles in the life sciences and healthcare industries, including experience leading companies in drug, device and product development and commercialization. She also brings significant experience as a director of publicly and privately held life sciences companies.

Mr. Parker brings significant experience in financial matters and extensive experience in working with emerging growth companies in the life sciences, healthcare and technology industries. Mr. Parker also has experience as a director of publicly and privately held companies.

Board Leadership Structure and Role in Risk Oversight

The roles of chief executive officer and chairman of the board of directors are currently combined, at the board of directors’ discretion. The board believes that Ms. Popovits is the director best suited to identify strategic opportunities and focus the activities of the board due to her extensive understanding of our business. The board also believes that the combined role of chairman of the board and chief executive officer promotes the effective execution of strategic initiatives and facilitates the flow of information between management and the board. While the board believes it is important to retain the organizational flexibility to determine whether the roles of chairman of the board and chief executive officer should be separated or combined in one individual, or whether to elect an independent non‑executive chairman, the board currently believes that the interests of the Company and its stockholders are better served with the chief executive officer serving both roles. The board believes that the appointment of a strong lead independent director and the use of regular executive sessions of the independent, non‑management directors, along with the board’s strong committee system and substantial majority of independent directors, allow it to maintain effective oversight of management. In connection with the appointment of Ms. Popovits to the role of chairman of the board, the board appointed Julian C. Baker as the board’s lead independent director. The independent directors meet in an executive session after each regular board meeting, at which time the independent directors have the opportunity to discuss management performance.

Our board of directors is responsible for overseeing the overall risk management process at the Company. The responsibility for managing risk rests with executive management while the committees of the board and the board of directors as a whole participate in the oversight process. The board’s risk oversight process builds upon management’s risk assessment and mitigation processes, which include reviews of long‑term strategic and operational planning, executive development and evaluation, regulatory and legal compliance, and financial reporting and internal controls. The board considers strategic risks and opportunities and regularly receives reports from executive management regarding specific aspects of risk management.

Stockholder Communications with the Board of Directors

If you wish to communicate with the board of directors, you may send your communication in writing to: Secretary, Genomic Health, Inc., 301 Penobscot Drive, Redwood City, California 94063. You must include your name and address in the written communication and indicate whether you are a stockholder of Genomic Health. The Secretary will review any communication received from a stockholder, and all material communications from stockholders will be forwarded to the appropriate director or directors or committee of the board of directors based on the subject matter.

Certain Relationships and Related Transactions

It is our policy that all employees, officers and directors must avoid any activity that is or has the appearance of conflicting with the interests of the Company. This policy is included in our Code of Business Conduct and Ethics. We conduct a review of all related party transactions for potential conflict of interest situations on an ongoing basis and all such transactions relating to executive officers and directors must be approved by the independent and disinterested members of our board of directors or an independent and disinterested committee of the board.

Director Compensation

The following table sets forth cash amounts and the value of other compensation earned by our outside directors for their service in 2017:

	Fees Earned
	or Paid	Stock Awards	Option Awards
Name	in Cash ($)	($)(1)	($)(2)(3)	Total ($)
Julian C. Baker	5,000	40,000	132,727	177,727
Felix J. Baker, Ph.D.	20,000	40,000	132,727	192,727
Fred E. Cohen, M.D., D.Phil.	15,250	40,000	132,727	187,977
Henry J. Fuchs, M.D.	22,000	40,000	132,727	194,727
Ginger L. Graham	9,000	40,000	132,727	181,727
Geoffrey M. Parker	56,750	—	132,727	189,477

(1)	Value of restricted stock awards issued at the election of the director in lieu of some or all of his or her annual retainer, other than retainers related to serving as a committee chair or member.
(2)

Represents the aggregate fair value of options to purchase our common stock computed as of the grant date of each option in accordance with the Financial Accounting Standards Board Accounting Standard Codification Topic 718, Stock Compensation, or FASB ASC Topic 718, rather than amounts paid to or realized by the named individual. See Note 9 of Notes to our Consolidated Financial Statements set forth in our Annual Report on Form 10‑K for the year ended December 31, 2017 for the assumptions made in determining these values. There can be no assurance that options will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the fair value as computed in accordance with FASB ASC Topic 718.

(3)	The following table sets forth the aggregate number of shares of common stock underlying option awards outstanding at December 31, 2017:

Number of
Name	Shares
Felix J. Baker, Ph.D.	66,265
Julian C. Baker	91,015
Fred E. Cohen, M.D., D.Phil.	66,265
Henry J. Fuchs, M.D.	60,000
Ginger L. Graham	99,265
Geoffrey M. Parker	30,000

Directors who are our employees do not receive any fees for their service on our board of directors. During 2017,  Ms. Popovits was our only employee director.

For 2017, our outside directors received an annual retainer of $40,000. Directors other than committee chairs receive annual fees paid prospectively on a quarterly basis for membership on committees as follows: Audit Committee members—$7,000; Compensation Committee members—$5,000; Nominating and Corporate Governance Committee members—$2,000; and Science and Technology Committee members—$5,000. The annual fees paid for service as a committee chair are as follows: Audit Committee chair—$20,000; Compensation Committee chair—$15,000; Nominating and Corporate Governance Committee chair—$5,000; and Science and Technology Committee chair—$15,000. Outside directors have the option to elect to receive some or all of their retainers (other than retainers for serving as committee chair or committee membership) in the form of restricted stock that vests immediately when the associated quarterly retainer amount is paid. We also provide reimbursement to our outside directors for reasonable expenses in connection with attendance at board of director and committee meetings.

In addition to cash compensation for services as a member of the board, outside directors also are eligible to receive nondiscretionary, automatic grants of stock options under our 2005 Stock Incentive Plan. An outside director who joins our board is automatically granted an initial option to purchase 20,000 shares upon first becoming a member of our board of directors. The initial option vests and becomes exercisable over four years, with the first 25% of the shares subject to the initial option vesting on the first anniversary of the date of grant and the remainder vesting monthly thereafter. On the first business day following each regularly scheduled annual meeting of stockholders, each outside director is automatically granted a nonstatutory option to purchase 10,000 shares of our common stock, provided the director has served on our board of directors for at least six months. These options vest and become exercisable on the first anniversary of the date of grant or immediately prior to our next annual meeting of stockholders, if earlier. The options granted to outside directors under our 2005 Stock Incentive Plan have a per share exercise price equal to 100% of the fair market value of the underlying shares on the date of grant, a term of 10 years, and become fully vested in the event of a change in control. At December 31, 2017, options granted to outside directors with respect to an aggregate of 72,500 shares would automatically accelerate upon a change of control.

Executive Compensation

Compensation Discussion and Analysis

Our Compensation Philosophy and Objectives

We believe that compensation of our executive officers should:

•	encourage creation of stockholder value and achievement of strategic corporate objectives;
•	attract and retain qualified, skilled and dedicated executives on a long‑term basis;
•	reward past performance and provide incentives for future performance; and
•	provide fair compensation consistent with our internal compensation programs.

Our philosophy is to align the interests of our stockholders and management by linking compensation with our annual and long‑term corporate and financial objectives, including through equity ownership by management. In order to attract and retain qualified personnel, we strive to offer a total compensation package competitive with select companies in the life sciences industry, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance. Our compensation philosophy with respect to our executive officers currently focuses on the use of a combination of cash and equity‑based compensation to recruit and retain qualified, skilled and dedicated executives. Our philosophy with respect to Kimberly J. Popovits, our President and Chief Executive Officer, or CEO, continues to focus more on equity‑based compensation.

Implementing Our Objectives

The Compensation Committee of our board of directors administers and interprets our executive compensation and benefits policies, including our stock incentive plan, and reviews and makes recommendations to the independent members of the board of directors with respect to major compensation plans, policies and programs.

For 2017 compensation, the Compensation Committee evaluated the performance in 2016 of our CEO and made recommendations to the independent members of the board regarding Ms. Popovits’s compensation in light of the goals and objectives of our compensation program, the Company’s financial results and progress towards its strategic goals, and compensation levels of peer companies. Ms. Popovits and the Compensation Committee together assessed the performance of our executive officers, other than Ms. Popovits, and other members of our management team, based on initial recommendations from Ms. Popovits. This assessment took into account the Company’s financial results, its progress towards its strategic goals, compensation levels of peer companies, and the goals and objectives of the Company’s compensation program. The Committee’s recommendations were then submitted to the independent members of the board for their consideration and approval.

Market Reference Data.  While the Compensation Committee did not use market benchmarks to determine its recommendations for executive compensation for 2017, the Committee reviewed market reference data to evaluate the competitiveness of our executive officers’ compensation and to determine whether the total compensation paid to each of our named executive officers was reasonable in the aggregate. However, the Compensation Committee did not limit its decision to or target any particular range or level of total compensation paid to executive officers at these companies. In connection with its analysis, the Committee reviewed information prepared by Compensia Inc., an independent executive compensation consultant, comparing the compensation for members of our management team, which includes our executive officers, with data from the Radford Global Life Sciences Compensation Survey with respect to companies with revenues between $130 million and $850 million and with 400 to 1,700 employees and data from SEC filings for a peer group comprised of the following 16 diagnostics and biotechnology companies:

Abaxis	Insulet	Neogen
ABIOMED	Luminex	NeoGenomics
AngioDynamics	Meridian Biosciences	Quidel
Bio-Techne	Merit Medical Systems	Veracyte
Exact Sciences	Myriad Genetics
Foundation Medicine	Natera

The peer group used for 2017 compensation was revised from the peer group used for 2016 primarily to delete companies that had been acquired by another company, had acquired a division of another company, had a substantial decrease in market capitalization from the prior year or had a business model that was no longer relevant. Additions to the list were made primarily based upon similar industry companies whose market capitalizations were between 0.7 and 2.3 times our Company’s  market capitalization.

The analysis indicated that, while positioning varied by individual, on average, target total cash compensation (salary plus target bonus) for our executives other than our CEO approximated the 65th percentile, and that our CEO’s base salary approximated the 70th percentile, with her target total cash compensation approximating the 50th percentile. The analysis also noted that, while positioning varied by individual, on average, the annual equity values of stock grants for our executives other than our CEO approximated the 50th percentile, and that our CEO’s equity grant value approximated the 65th percentile. According to the analysis, on average, target total direct compensation approximated the 55th percentile for all of our executives, including our CEO and approximated the 55th percentile for our CEO. For purposes of this analysis, target total direct compensation generally equaled target total cash compensation plus the Black‑Scholes value of options and the market value of RSUs awarded in 2017.

Equity Grant Practices.  The Compensation Committee administers our stock incentive plan for executive officers, employees and consultants, under which it grants RSUs and options to purchase our common stock. Options are granted with an exercise price equal to the fair market value of a share of our common stock on the date of grant, which is the closing price of our common stock on the date of grant. For purposes of determining grant amounts, RSUs are valued based on the fair market value of a share of our common stock on the date of grant. We do not coordinate the timing of equity award grants with the release of financial results or other material announcements by the Company; our annual equity grants are made at regularly scheduled board and Compensation Committee meetings.

Under our equity incentive guidelines, most employees receive grants of RSUs. Employees with titles of vice president and above, including our executive officers, are eligible to receive stock options and RSUs. The target percentages of equity grant value for employees with titles during 2017 of vice president and above other than our CEO, Chief Operating Officer & Chief Financial Officer, Chief Business and Product Development Officer, Chief Scientific Officer and Chief Commercial Officer are 50% stock options and 50% RSUs, and the target percentages for our other executive officers are 75% stock options and 25% RSUs. The stock options generally vest over four years and no shares vest before the one‑year anniversary of the option grant. We spread the vesting of our options over four years to compensate executives and other employees receiving options for their contribution over a period of time and to provide an incentive to focus on our longer term goals. The RSUs generally vest in three equal annual installments. The Compensation Committee has also approved in the past awards of performance‑based vesting RSUs to our executive officers, as discussed below, and may in the future consider awarding additional or alternative forms of equity incentives, such as grants of restricted stock and other performance‑based awards.

Employee Stock Purchase Plan.  The Company adopted an Employee Stock Purchase Plan in 2011. Executive officers are eligible to purchase shares of our common stock at a discount to market price on the same terms as made available to all eligible employees.

Post-Employment Compensation. We generally do not enter into employment agreements with our executive officers as we do not believe these types of arrangements facilitate our compensation goals and objectives.  However, we have adopted a severance plan pursuant to which our executive officers may receive severance benefits, as described below under “Potential Payments Upon Change-in-Control and Termination.”  The Compensation Committee believes these severance payments and benefits are important from a retention perspective to provide some level of protection to our executive officers from having their employment terminated without cause or constructively terminated in connection with a change in control of the Company, and that the amounts are reasonable when compared with similar arrangements adopted by other life sciences and healthcare companies. In addition, the Compensation Committee believes that these severance payments and benefits align our executive officer and stockholder interests by securing the continued services, dedication, and objectivity of the executive officers and enabling them to consider corporate objectives and possible transactions that are in the best interests of the stockholders and other constituents of the Company without being hindered or distracted by personal uncertainties and risks in connection with a change in control of the Company.

Miscellaneous.  In 2017, we made up to a $4,000 matching 401(k) plan contribution for all eligible employees and executive officers.

Tax Deductibility of Compensation.  Section 162(m) of the Internal Revenue Code generally disallows a deduction for federal income tax purposes to any publicly-traded corporation for any remuneration in excess of $1 million paid in any taxable year to its CEO and each of the three other most highly-compensated executive officers (other than, prior to 2018, its chief financial officer (“CFO”)) (the “Covered Employees”). However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s shareholders, although this exception is severely limited beginning in 2018, as described below. The material terms of the 2005 Stock Incentive Plan were previously approved by shareholders in 2014 for purposes of Section 162(m), which allowed us to grant certain long-term incentive awards that are designed to meet the definition of performance-based compensation under Section 162(m) in order to qualify for the performance-based exception to the $1 million deduction limit. However, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company, we did not previously limit executive compensation to amounts deductible under Section 162(m) if the Compensation Committee determined that doing so was in the best interests of the Company.

The Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modifies Section 162(m) and, among other things, eliminates the performance-based exception to the $1 million deduction limit effective as of January 1, 2018. As a result, beginning in 2018, compensation paid to certain executive officers in excess of $1 million will generally be non-deductible, whether or not it is performance-based. In addition, beginning in 2018, Covered Employees will include any individual who served as the CEO or CFO at any time during the taxable year and the three other most highly compensated officers (other than the CEO and CFO) for the taxable year, and once an individual becomes a Covered Employee for any taxable year beginning after December 31, 2016, that individual will remain a Covered Employee for all future years, including following any termination of employment.

The Tax Cuts and Jobs Act includes a transition rule under which the changes to Section 162(m) described above will not apply to compensation payable pursuant to a written binding contract that was in effect on November 2, 2017 and is not materially modified after that date. To the extent applicable to our existing contracts and awards, the Committee may avail itself of this transition rule. However, because of uncertainties as to the application and interpretation of the transition rule, no assurances can be given at this time that our existing contracts and awards, even if in place on November 2, 2017, will meet the requirements of the transition rule. Moreover, to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals in the best interest of the Company, the Compensation Committee does not limit its actions with respect to executive compensation to preserve deductibility under Section 162(m) if the Compensation Committee determines that doing so is in the best interests of the Company.

Stock Ownership Guidelines.  The Compensation Committee has approved and will be recommending to the board of directors for approval, starting in 2018 a stock ownership guideline policy that requires executive officers to own a target amount of stock in Genomic Health or retain shares of common stock underlying options they exercise.

Elements of Executive Compensation

Our compensation structure for executive officers consists of a combination of base salary, bonus and equity‑based compensation. Except for a commuter allowance provided to an officer, we do not have any programs specifically providing for personal benefit perquisites to officers. The Compensation Committee makes recommendations with respect to executive officer compensation. Compensation other than grants under our stock incentive plan are approved by the independent members of our board of directors.

Base Salary.  The Compensation Committee reviews base salaries for executive officers on an annual basis, adjusting salaries based on individual and Company performance and other factors discussed below.

The Compensation Committee and independent members of our board of directors will consider adjustments to base salaries for our executives, which may be implemented over time and will depend on the Company’s operating results and comparative market data. In January 2017, the independent members of our board of directors, based on the recommendation of the Compensation Committee, approved salary increases of between 2% and 4% for our named executive officers other than our CEO, Ms. Popovits. Ms. Popovits received a base salary increase of 2% in 2017.

In January 2018, the independent members of our board of directors, based on the recommendation of the Compensation Committee, approved salary increases of between 0% and 6%  for our named executive officers other than Ms. Popovits. Ms. Popovits received a base salary increase of 2.9% in 2018.

For both years, salary amounts were established after considering job performance and responsibilities, internal pay alignment and marketplace competitiveness, among other things.

Annual Bonus.  We have an annual bonus pool for our employees that is tied to corporate and operational goals. The potential for actual awards under the plan could either exceed or be less than the funding target depending on corporate and individual performance.

For 2017, the eligible bonus targets for all employees other than members of our executive management team ranged from 7% to 35% of base salary, with bonus targets for our named executive officers other than our CEO at 55%. The target bonus percentage for our CEO was 90%, which was lower than the market 50th percentile. The corporate performance objectives for the 2017 bonus pool for our non‑executive employees were approved by the Compensation Committee and our board of directors with the Company’s full‑year results determining the funding pool for employees and members of our management team, including our executive officers.

The corporate performance objectives for members of our executive management team for 2017 were the same as the objectives applicable to the remainder of our employees. In each case, minimum and target achievement levels were defined for certain of the financial and business performance objectives, and for certain objectives overachievement or achievement of additional objectives enabled the addition of a fixed number of bonus percentage points for such objectives.

The corporate bonus objectives for 2017 were achieved at the 70% level. The corporate performance objectives for 2017 had minimum, target, and maximum levels of achievement, and potential payout percentages in 2017 based on achievement of the corporate performance objectives that ranged from 0% to 174%, subject in any case to potential adjustment for individual performance. Financial and business performance objectives, including total revenue, number of tests delivered and operating income, representing aggregate potential payout percentages at target levels of achievement of 65%, were achieved at the 32% level. Commercial objectives, including product reimbursement coverage, representing aggregate potential payout percentages at target levels of achievement of 16%, were achieved at the 13% level. Product development related objectives, including those for our Oncotype DX ARV-7 Nucleus Detect test and other products, both internally-developed and developed through collaboration agreements, representing aggregate potential payout percentages at target levels of achievement of 24%, were achieved at the 25% level. Other specific corporate bonus objectives are not disclosed because we consider the information to be confidential and believe it would be competitively harmful if disclosed.

While bonuses for non‑executive employees were based in part on achievement of corporate goals established by our executive officers and board of directors and other factors, bonuses for executive officers were determined by the Compensation Committee and independent members of our board of directors at the time of their annual compensation review based on their assessment of corporate and individual achievements. For 2017, the Committee and the independent members of our board of directors determined to award bonuses to each executive officer based on an annual goal achievement level of 70%. Bonus amounts were calculated by multiplying that achievement level of 70% by the respective target bonus percentage of base salary for each such executive officer. Further, the Committee and the independent members of our board of directors assessed individual performance of executive team members based on the input provided by the CEO and consequently adjusted executive team member bonus payouts by a modifier of between 90% to 105% of the 70% annual goal achievement level based on individual performance in 2017.

In March 2018, the independent members of our board of directors approved, on the recommendation of the Compensation Committee, our 2018 corporate bonus plan. The 2018 bonus plan applies to all non‑commission‑based employees, including our executive officers, and objectives will be measured on an annual basis for all employees. The funding targets as a percentage of base salary for our named executive officers other than our CEO remained at 55% and our CEO’s bonus target percentage remained at 90%. Corporate performance objectives for the 2018 bonus plan have minimum, target and maximum levels of achievement, and potential payout percentages under the bonus plan based on achievement of the corporate performance objectives can range from 0% to 162%, subject in any case to potential adjustment for individual performance. Performance objectives under the 2018 bonus plan include financial and business performance objectives, representing aggregate potential payout percentages at maximum levels of achievement of 105%, commercial objectives, representing aggregate potential payout percentages at maximum levels of achievement of 30%, and product development related objectives, representing aggregate potential payout percentages at maximum levels of achievement of 27%.

Equity‑Based Compensation.  We believe that providing executive officers who have responsibility for our management and growth with an opportunity to increase their stock ownership aligns the interests of the executive officers with those of our stockholders. Accordingly, the Compensation Committee considers stock option and RSU grants to be an important aspect in compensating and providing incentives to management. The Compensation Committee sets annual grants as part of its and the independent members of the board’s annual compensation review process. The Compensation Committee determined the number of shares underlying each stock option or RSU grant based upon the executive officer’s and the Company’s performance, the executive officer’s role and responsibilities, the executive officer’s base salary, comparison with comparable awards to individuals in similar positions in our industry using the survey data described above and previously determined stock grant guidelines for all employees.

In January 2017, the Compensation Committee approved grants of stock options and RSUs to our executive officers in connection with the evaluation of our executive officers’ 2016 performance by the Compensation Committee and the independent members of our board. Option grants ranging from 12,170 to 56,120 shares were made to our executive officers other than Ms. Popovits, and a grant of an option to purchase 191,500 shares of our common stock was made to Ms. Popovits. The Compensation Committee also granted to our executive officers other than Ms. Popovits RSUs to acquire between 5,290 and 11,440 shares of our common stock, and granted RSUs to acquire 27,760 shares of our common stock to Ms. Popovits.

In January 2018, the Compensation Committee approved grants of stock options and RSUs to our executive officers in connection with the evaluation of our executive officers’ 2017 performance by the Compensation Committee and the independent members of our board. Option grants ranging from 14,150 to 67,530 shares were made to our executive officers other than Ms. Popovits, and a grant of an option to purchase 165,100 shares of our common stock was made to Ms. Popovits. The Compensation Committee also granted to our executive officers other than Ms. Popovits RSUs to acquire between 6,030 and 15,060 shares of our common stock, and granted RSUs to acquire 23,930 shares of our common stock to Ms. Popovits.

Other Compensation.  All of our full‑time employees, including our executive officers, may participate in our health programs, such as medical, dental and vision care coverage, and our 401(k) and life and disability insurance programs.

Compensation Committee Report

The following report of the Compensation Committee shall not be deemed to be “soliciting material” or “filed” with the SEC or to be incorporated by reference into any other filing by Genomic Health under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we specifically incorporate it by reference into a document filed under those Acts.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based on its review and those discussions, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10‑K for the year ended December 31, 2017.

Compensation Committee
Felix J. Baker, Ph.D.
Fred E. Cohen, M.D., D.Phil.
Henry J. Fuchs, M.D.

Named Executive Officers

The tables that follow provide compensation information for our named executive officers.

Summary Compensation Table

					Non-Equity
			Stock	Option	Incentive Plan
		Salary	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(1)	($)(2)	($)
Kimberly J. Popovits	2017	700,128	762,845	2,213,972	440,360	4,117,305
President and Chief Executive Officer	2016	686,400	710,100	1,812,668	642,470	3,851,638
	2015	686,400	—	—	297,900	984,300
G. Bradley Cole(3)	2017	530,400	223,687	648,815	203,870	1,606,772
Chief Financial Officer and	2016	520,000	284,850	726,905	297,440	1,829,195
Chief Operating Officer	2015	520,000	280,080	753,523	132,600	1,686,203
Frederic Pla, Ph.D.(4)	2017	510,000	223,687	648,815	205,830	1,588,332
Chief Business and Product	2016	500,000	284,850	726,905	286,000	1,797,755
Development Officer	2015	500,000	374,997	1,124,988	127,500	2,127,485
Steven Shak, M.D.(5)	2017	499,100	186,314	540,949	191,840	1,418,203
Chief Scientific Officer	2016	489,300	224,370	545,238	279,880	1,538,788
	2015	489,300	264,520	679,567	124,800	1,558,187
James Vaughn	2017	408,000	215,443	625,230	141,140	1,389,813
Chief Commercial Officer	2016	400,000	284,850	726,905	228,800	1,640,555
	2015	400,000	233,400	611,609	102,000	1,347,009

(1)

Represents the aggregate fair value of stock and option awards computed as of the grant date of each RSU or option in accordance with the FASB ASC Topic 718, rather than amounts paid to or realized by the named individual. There can be no assurance that options will be exercised (in which case no value will be realized by the individual), that the value on exercise of options will approximate the compensation expense we recognized, or that the price of our common stock when RSUs vest will equal or exceed the price of our common stock on the date of the applicable RSU award.

(2)

Represents bonuses paid pursuant to our cash bonus plan for each of the years 2017, 2016 and 2015. These amounts are not reported in a separately identified bonus column because payments are tied to achievement of corporate bonus goals.

(3)	Mr. Cole was appointed our Chief Financial Officer on June 13, 2014 and served as our Chief Operating Officer from January 2009 until March 2018.
(4)	Dr. Pla served as our Chief Business and Product Development officer from January 2015 until March 2018, when he became our Chief Operating Officer.
(5)	Dr. Shak was also appointed our Chief Medical Officer in March 2018.

CEO Pay Ratio

Under rules adopted pursuant to the Dodd-Frank Act of 2010, presented below is the ratio of annual total compensation of our median compensated employee (excluding our Chief Executive Officer) to the annual total compensation of our Chief Executive Officer.

The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

We identified our median compensated employee from the 863 full-time and part-time workers who were included as employees on our payroll records as of December 31, 2017 based on year-to-date base salary, bonus, commissions and equity, with conforming adjustments for employees who were hired during that period but did not work the full 12 months. We did not exclude any employees from the population.

The 2017 annual total compensation as determined under Item 402 of Regulation S-K for our CEO was $4,123,305, as reported in the Summary Compensation Table of this Proxy Statement. The 2017 annual total compensation as determined under Item 402 of Regulation S-K for our median employee was $166,106. The ratio of our CEO’s annual total compensation to our median employee’s total annual compensation for fiscal year 2017 is 25 to 1.

Grants of Plan‑based Awards—2017

					All Other	All Other
					Stock	Option		Grant Date
					Awards:	Awards:	Exercise	Fair Value
		Estimated Future Payouts			Number	Number of	or Base	of Stock
		Under Non-Equity Incentive			of Shares	Securities	Price of	and
		Plan Awards(1)			of Stock	Underlying	Option	Option
	Grant	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Date	($)	($)	($)	(#)(2)(4)	(#)(3)(4)	($/Sh)	($)(5)
Kimberly J. Popovits	1/31/17	—	—	—	27,760	—	—	762,845
	1/31/17	—	—	—	—	191,500	27.48	2,213,972
	—	—	630,115	1,096,400	—	—	—	—
G. Bradley Cole	1/31/17	—	—	—	8,140	—	—	223,687
	1/31/17	—	—	—	—	56,120	27.48	648,815
	—	—	291,720	507,593	—	—	—	—
Frederic Pla, Ph.D.	1/31/17	—	—	—	8,140	—	—	223,687
	1/31/17	—	—	—	—	56,120	27.48	648,815
	—	—	280,500	488,070	—	—	—	—
Steven Shak, M.D.	1/31/17	—	—	—	6,780	—	—	186,314
	1/31/17	—	—	—	—	46,790	27.48	540,949
	—	—	274,505	477,639	—	—	—	—
James Vaughn	1/31/17	—	—	—	7,840	—	—	215,443
	1/31/17	—	—	—	—	54,080	27.48	625,230
	—	—	224,400	390,456	—	—	—	—

(1)

The maximum represents the potential payout if certain pre‑established performance objectives are exceeded. The potential for actual awards under the plan could either exceed or be less than the funding target. Amounts are not guaranteed and are determined at the discretion of the independent members of the board of directors, which may consider an individual’s performance during the period. For additional information, please refer to “Compensation Discussion and Analysis.” Actual bonus plan payouts are reflected in the Non‑Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)	RSUs vest over a three year period with one third of the shares vesting on each of February 15, 2018, 2019 and 2020.
(3)

Options vest over a four year period, becoming exercisable as to 25% of the shares on the first anniversary of the grant date with the remaining shares vesting monthly thereafter over the following 36 months. The options have a term of ten years, subject to earlier termination in specified events related to termination of employment.

(4)

The RSUs and options accelerate and vest in the event of a qualifying termination of the executive in connection with a change of control of the Company as described in the section entitled “Potential Payments Upon Change-in-Control and Termination”.

(5)

Represents the aggregate fair value of stock and option awards computed as of the grant date of each RSU or option award in accordance with the FASB ASC Topic 718, rather than amounts paid to or realized by the named individual. There can be no assurance that options will be exercised (in which case no value will be realized by the individual), that the value on exercise of options will approximate the compensation expense we recognized, or that the price of our common stock when RSUs vest will equal or exceed the price of our common stock on the date of the applicable RSU award.

Outstanding Equity Awards at Fiscal Year‑End

	Option Awards(1)(2)				Stock Awards(2)
	Number of	Number of			Number of		Market Value
	Securities	Securities			Shares or		of Shares or
	Underlying	Underlying			Units of		Units of
	Unexercised	Unexercised	Option		Stock That		Stock That
	Options—	Options—	Exercise	Option	Have Not		Have Not
	Exercisable	Unexercisable	Price	Expiration	Vested		Vested
Name	(#)	(#)	($)	Date	(#)		($)(6)
Kimberly J. Popovits	117,900	—	17.18	02/18/20	—		—
	90,000	—	22.98	01/27/21	—		—
	90,000	—	29.34	02/03/22	—		—
	67,500	—	28.05	01/31/23	—		—
	97,916	2,084	30.84	01/28/24	—		—
	70,519	83,341	27.00	02/16/26	—		—
	—	191,500	27.48	01/31/27	—		—
	—	—	—	—	17,534	(4)	599,663
	—	—	—	—	27,760	(5)	949,382
G. Bradley Cole	15,000	—	17.33	12/04/18	—		—
	65,000	—	17.18	02/18/20	—		—
	60,000	—	22.98	01/27/21	—		—
	60,000	—	29.34	02/03/22	—		—
	45,000	—	28.05	01/31/23	—		—
	41,673	887	30.84	01/28/24	—		—
	38,958	16,042	31.12	02/13/25	—		—
	28,279	33,421	27.00	02/16/26	—		—
	—	56,120	27.48	01/31/27	—		—
	—	—	—	—	3,000	(3)	102,600
	—	—	—	—	7,034	(4)	240,563
	—	—	—	—	8,140	(5)	278,388
Frederic Pla, Ph.D.	58,455	21,712	31.98	01/01/25	—		—
	28,279	33,421	27.00	02/16/26	—		—
	—	56,120	27.48	01/31/27	—		—
	—	—	—	—	3,909	(3)	133,688
	—	—	—	—	7,034	(4)	240,563
	—	—	—	—	8,140	(5)	278,388
Steven Shak, M.D.	40,000	—	17.33	12/04/18	—		—
	55,000	—	17.18	02/18/20	—		—
	40,000	—	22.98	01/27/21	—		—
	50,000	—	29.34	02/03/22	—		—
	37,500	—	28.05	01/31/23	—		—
	34,809	741	30.84	01/28/24	—		—
	35,416	14,584	31.12	02/13/25	—		—
	21,211	25,069	27.00	02/16/26	—		—
	—	46,790	27.48	01/31/27	—		—
	—	—	—	—	2,834	(3)	96,923
	—	—	—	—	5,540	(4)	189,468
	—	—	—	—	6,780	(5)	231,876
James Vaughn	2,169	—	17.33	12/04/18	—		—
	10,000	—	17.18	02/18/20	—		—
	9,000	—	22.98	01/27/21	—		—
	12,000	—	29.34	02/03/22	—		—
	20,000	—	28.05	01/31/23	—		—
	17,732	378	30.84	01/28/24	—		—
	31,875	13,125	31.12	02/13/25	—		—
	28,279	33,421	27.00	02/16/26	—		—
	—	54,080	27.48	01/31/27	—		—
	—	—	—	—	2,500	(3)	85,500
	—	—	—	—	7,034	(4)	240,563
	—	—	—	—	7,840	(5)	268,128

(1)

Options vest over a four year period, becoming exercisable as to 25% of the shares on the first anniversary of the grant date with the remaining shares vesting monthly thereafter over the following 36 months and have a term of ten years, subject to earlier termination in specified events related to termination of employment. The option exercise price is equal to the fair market value of our common stock on the date of grant.

(2)

Options and RSUs accelerate and vest in the event of a qualifying termination of the executive in connection with a change of control of the Company as described in the section entitled “Potential Payments Upon Change-in-Control and Termination.”

(3)	RSUs vest on February 15, 2018.
(4)	RSUs vest as to one half of the shares on each of February 15, 2018 and 2019.
(5)	RSUs vest as to one third of the shares on each of February 15, 2018, 2019 and 2020.
(6)	Market value is based on the market price of our common stock on December 31, 2017.

Option Exercises and Stock Vested—2017

	Option Awards		Stock Awards
	Number of Shares		Number of Shares
	Acquired on	Value Realized on	Acquired on	Value Realized on
Name	Exercise (#)	Exercise ($)(1)	Vesting (#)	Vesting ($)(2)
Kimberly J. Popovits	75,000	1,043,872	13,100	407,672
G. Bradley Cole	50,710	598,288	8,656	269,375
Frederic Pla, Ph.D.	—	—	7,425	231,066
Steven Shak, M.D.	30,000	210,870	7,390	229,977
James Vaughn	11,331	119,273	8,746	272,176

(1)	Value realized is based on the market price of our common stock on the date of exercise minus the exercise price and does not necessarily reflect proceeds actually received by the individual.
(2)	Value realized is based on the market price of our common stock on the vesting date and does not necessarily reflect proceeds actually received by the individual.

Potential Payments Upon Change‑in‑Control and Termination

On November 7, 2017, our board of directors approved an amended and restated Genomic Health, Inc. Severance Plan for Executive Management (the “Severance Plan”), which is intended to secure the continued services, dedication, and objectivity of the executive officers without concern as to whether the officers or employees might be hindered or distracted by personal uncertainties and risks in connection with a Change of Control of our Company.

Benefits are payable to our executive officers under the Severance Plan under “double trigger” conditions if (1) there is a Change of Control of our Company and (2) during the period beginning with the execution of a definitive agreement providing for a Change of Control within three months (or, if there is no such definitive agreement, the date of the Change of Control), and ending eighteen months after the Change of Control (plus any applicable cure period) (the “Termination Period”), the participant’s employment is terminated (a) by the participant’s employer other than for Cause or disability, or (b) by the participant for Good Reason, as these various terms are defined in the Severance Plan (a

“Qualifying Termination”). The benefits so payable consist of the following (in addition to amounts accrued but unpaid at the time of termination and payable by law or pursuant to applicable documents):

Chief Executive Officer, Chief Financial Officer, Chief Legal Officer, Chief Business and Product Development Officer	•A single lump sum payment equal to 250% of annual base salary and target variable cash compensation
•24 months of premiums of the participant’s medical, dental, and vision benefits
•100% accelerated vesting of the participant’s outstanding equity awards
Executive and Senior Vice Presidents and equivalents	•A single lump sum payment equal to 150% of annual base salary and target variable cash compensation
•18 months of premiums of the participant’s medical, dental, and vision benefits
•100% accelerated vesting of the participant’s outstanding equity awards
Vice Presidents and equivalents	•A single lump sum payment equal to 100% of annual base salary and target variable cash compensation
•12 months of premiums of the participant’s medical, dental, and vision benefits
•100% accelerated vesting of the participant’s outstanding equity awards

The foregoing amounts are reduced by any other severance payments executive management are entitled to receive.

Among other definitions, the Severance Plan includes the following:

•	“Change of Control” means the occurrence of any one of the following events (subject to certain customary exceptions):
•

A change in the composition of our board of directors as a result of which fewer than half of the incumbent directors have either (1) been directors of the Company 24 months prior to the Change of Control or (2) were elected or nominated by a majority of the directors serving 24 months prior to the Change of Control.

•

The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization a majority of the voting power of the outstanding securities of (1) the continuing or surviving entity and (2) any direct or indirect parent corporation of such continuing or surviving entity.

•	The sale, transfer or other disposition of all or substantially all of the Company’s assets.
•

If any person (excluding affiliates of Julian C. Baker and Felix J. Baker) by the acquisition or aggregation of securities, becomes the “beneficial owner” (as defined in Rule 13d‑3 under the Securities Exchange Act of 1934), directly or indirectly, of securities representing a majority of the voting power of the Company.

•

“Company” means Genomic Health, Inc., a Delaware corporation, and any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by operation of law, or otherwise.

•

“Cause” means (1) the willful and deliberate failure by a participant to perform his or her duties and responsibilities (other than as a result of incapacity due to physical or mental illness) which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such failure, (2) willful misconduct by a participant which is demonstrably and materially injurious to the business or reputation of the Company or any of its Subsidiaries, or (3) a participant’s conviction of, or plea of guilty or nolo contendere to, a felony or other crime involving moral turpitude.

•

“Good Reason” means the occurrence of any of the following which occurs during the period beginning with the execution of an agreement that results in a Change in Control within 3 months and ending eighteen months from the Change in Control (“Termination Period”) without the participant’s express written consent: (1) material diminution in the participant’s authority, duties or responsibilities, causing the participant’s position to be of materially lesser rank or responsibility within the Company; (2) a material decrease in the participant’s Base Salary, (3) the relocation of the participant’s principal location of work to a location that is in excess of fifty (50) miles from such location immediately prior to the Termination Period, or (4) the successor company does not assume the Company’s obligations under the Severance Plan.

•

A participant’s Qualifying Termination shall not be considered to be for Good Reason unless (1) within ninety (90) days after the initial existence of the applicable event or condition that is purported to give rise to a basis for termination for Good Reason, the participant provides written notice of the existence of such event or condition to the Company or employing Subsidiary,  (2) such event or condition is not cured within thirty (30) days after the date of the written notice from the participant to the Company or employing Subsidiary, and (3) the participant terminates employment no later than thirty (30) days after the expiration of the applicable cure period.

Benefits are subject to withholding and other potential requirements of applicable income tax law. Participants are not entitled to any tax “gross up” in respect of excise taxes, if any, that might arise under the “golden parachute” sections of the federal income tax law (Section 280G of the Internal Revenue Code), and may be subject to a reduction in benefits if any such excise tax were applicable and the reduced benefit would maximize the after‑tax payment to the participant.

The following table shows the hypothetical amounts of cash severance payments and benefits and the value of accelerated vesting of equity awards (other than awards subject to performance‑based vesting) for each of the named executive officers under the Severance Plan had a Change of Control of our Company occurred on December 31, 2017, with a price per share equal to $34.20, the closing market price as of that date, and each executive officer’s employment was terminated without Cause or for Good Reason immediately thereafter (based on salary and other compensation arrangements in effect on March 31, 2018).

			Hypothetical
	Hypothetical Cash		“Spread” of
	Severance Payment		Accelerated Vesting
	in respect of Salary	Hypothetical Value	of Equity Awards in	Total Hypothetical
Named Executive Officer	and Bonus ($)	of Benefits ($)	Change in Control ($)	Severance Benefits ($)
Kimberly J. Popovits	$3,422,000	$36,478	$2,907,986	$6,366,464
G. Bradley Cole	2,106,750	51,022	914,326	3,072,098
Frederic Pla, Ph.D.	2,045,500	52,273	1,037,264	3,135,037
Steven Shak, M.D.	1,160,400	38,267	764,076	1,962,743
James Vaughn	967,650	39,205	902,233	1,909,088
Total	$9,702,300	$217,245	$6,525,885	$16,445,430

Compensation Risk Assessment

In connection with its review of employee compensation and the compensation process, the Company has concluded that risks arising from its compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

Equity Compensation Plan Information

The following table provides information about our common stock that may be issued upon the exercise of options and RSUs under all of our existing equity compensation plans as of December 31, 2017, including the 2005 Stock Incentive Plan and the Employee Stock Purchase Plan, or ESPP.

Number of Securities
	Number of			Remaining Available for
	Securities to be	Weighted‑Average		Future Issuance Under
	Issued Upon Exercise	Exercise Price of		Equity Compensation
	of Outstanding Options,	Outstanding Options,		Plans (Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights		Reflected in Column(a))
	(a)	(b)		(c)
Equity compensation plans approved by security holders	4,424,462	$26.70	(1)	4,402,297	(2)
Equity compensation plans not approved by security holders	—	—		—
Total	4,424,462	$26.70		4,402,297

(1)	RSUs, which do not have an exercise price, are excluded in the calculation of weighted-average exercise price.
(2)	Includes 3,033,584 shares available for issuance under the 2005 Stock Incentive Plan and 1,368,713 shares available for issuance under the ESPP.

Security Ownership of

Certain Beneficial Owners and Management

The following table sets forth certain information as of the Record Date as to shares of our common stock beneficially owned by: (1) each person who is known by us to own beneficially more than 5% of our common stock, (2) each of our named executive officers listed in the summary compensation table, (3) each of our directors and (4) all of our current directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days after April 17, 2018, the Record Date for the Annual Meeting. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Number of
	Shares of	Percentage of
	Common	Common
	Stock	Stock
	Beneficially	Beneficially
Name and Address of Beneficial Owner(1)	Owned	Owned
5% Stockholders:
Entities Affiliated with Baker Brothers Advisors(2)	14,242,531	40.5%
Entities Affiliated with Camber Capital Management LLC(3)	2,458,100	7.0%
Entities Affiliated with BlackRock, Inc.(4)	1,948,830	5.6%
Directors and Named Executive Officers:
Felix J. Baker, Ph.D.(2)(5)(6)	14,242,531	40.5%
Julian C. Baker(2)(5)(7)	14,242,531	40.5%
Fred E. Cohen, M.D., D.Phil.(8)	139,457	*
Henry J. Fuchs(9)	65,837	*
Ginger L. Graham(10)	109,323	*
Geoffrey M. Parker(11)	19,583	*
G. Bradley Cole(12)	401,310	1.1%
Frederic Pla, Ph.D.(13)	143,150	*
Kimberly J. Popovits(14)	852,677	2.4%
Steven Shak, M.D.(15)	664,904	1.9%
James Vaughn(16)	176,245	*
All directors and executive officers as a group (14 persons)(17)	17,021,580	45.8%

*Represents beneficial ownership of less than 1%.

(1)	Unless otherwise stated, the address of each beneficial owner listed on the table is c/o Genomic Health, Inc., 301 Penobscot Drive, Redwood City, California 94063.
(2)

Based on Amendment No. 33 to Schedule 13D filed jointly on March 12, 2018, by Baker Bros. Advisors LP, (the “Adviser”), Baker Bros. Advisors (GP) LLC, Julian C. Baker, Felix J. Baker and FBB Associates, the Adviser has sole voting and dispositive power with respect to 14,092,863 shares of common stock owned by the following limited partnerships and funds: Baker Bros. Investments, L.P., Baker/Tisch Investments, L.P., Baker Bros. Investments II, L.P., Baker Brothers Life Sciences, L.P., 14159, L.P. and 667, L.P. Julian C. Baker and Felix J. Baker, Ph.D., both of whom are our directors, are managing members of Baker Bros. Advisors (GP) LLC, the general partner of the Adviser and, as such, share voting and dispositive power with respect to the shares owned by the limited partnerships and the funds. Mr. Baker and Dr. Baker each disclaims beneficial ownership of the shares held by the entities affiliated with the Adviser except to the extent of his pecuniary interest therein. The principal address for the entities affiliated with the Adviser is 860 Washington Street,  3rd Floor, New York, New York 10014.

(3)

According to Amendment No. 2 to Schedule 13G filed on February 12, 2016, Camber Capital Management LLC, a limited liability company, and Stephen DuBois share voting and dispositive power with respect to the shares. The address for Camber Capital Management LLC and Mr. DuBois is 101 Huntington Avenue, Suite 2250, Boston, Massachusetts 02199.

(4)

According to Amendment No. 3 to Schedule 13G filed on January 25, 2018 by BlackRock, Inc., a Delaware corporation, has sole voting power with respect to 2,307,944 shares of common stock and sole dispositive power with respect to 2,370,348 shares of common stock as the parent holding company for BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V., BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Asset Management Ireland Limited, BlackRock Asset Management Schweiz AG, BlackRock Financial Management, Inc., BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock International Limited, BlackRock Investment Management (UK) Ltd., BlackRock Investment Management, LLC and BlackRock Japan Co Ltd. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(5)

Includes 173,897 shares owned by FBB Associates, a general partnership of which Mr. Baker and Dr. Baker are the sole partners. Mr. Baker and Dr. Baker each disclaims beneficial ownership of the shares held by FBB Associates except to the extent of his pecuniary interest therein.

(6)	Includes options to purchase 66,265 shares of common stock that are exercisable within 60 days of April 17, 2018.
(7)	Includes options to purchase 82,765 shares of common stock that are exercisable within 60 days of April 17, 2018.
(8)	Includes options to purchase 66,265 shares of common stock that are exercisable within 60 days of April 17, 2018 and 6,068 shares held in a family trust, of which Dr. Cohen is a trustee.
(9)	Includes options to purchase 60,000 shares of common stock that are exercisable within 60 days of April 17, 2018.
(10)	Includes options to purchase 99,265 shares of common stock that are exercisable within 60 days of April 17, 2018.
(11)	Includes options to purchase 19,583 shares of common stock that are exercisable within 60 days of April 17, 2018.
(12)

Includes options to purchase 373,090 shares of common stock that are exercisable within 60 days of April 17, 2018. Does not include 16,534 RSUs that will remain unvested within 60 days of April 17, 2018.

(13)

Includes options to purchase 123,172 shares of common stock that are exercisable within 60 days of April 17, 2018. Does not include 18,734 RSUs that will remain unvested within 60 days of April 17, 2018.

(14)

Includes options to purchase 578,984 shares of common stock that are exercisable within 60 days of April 17, 2018. Also includes 236,157 shares held in a family trust, of which Ms. Popovits is a trustee and 16,825 shares held in a trust for Ms. Popovits’ son, of which Ms. Popovits is trustee. Does not include 51,204 RSUs that will remain unvested within 60 days of April 17, 2018. An aggregate of 227,889 shares of common stock held by Ms. Popovits are pledged as collateral for a loan.

(15)

Includes options to purchase 342,308 shares of common stock that are exercisable within 60 days of April 17, 2018. Does not include 13,320 RSUs that will remain unvested within 60 days of April 17, 2018.

(16)

Includes options to purchase 160,627 shares of common stock that are exercisable within 60 days of April 17, 2018. Does not include 15,534 RSUs that will remain unvested within 60 days of April 17, 2018.

(17)

Includes options to purchase 2,140,190 shares of common stock that are exercisable within 60 days of April 17, 2018. Does not include 165,707 RSUs that will remain unvested within 60 days of April 17, 2018.

Report of the Audit Committee

The Audit Committee operates under a written charter adopted by the board of directors. A link to the Audit Committee Charter is available on our website at www.genomichealth.com. All members of the Audit Committee meet the independence standards established by The Nasdaq Stock Market.

The Audit Committee assists the board of directors in fulfilling its responsibility to oversee management’s implementation of Genomic Health’s financial reporting process. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assess or determine the effectiveness of the Company’s internal control over financial reporting. Management is responsible for the financial statements and the reporting process, including the system of internal control over financial reporting and disclosure controls. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and of the effectiveness of the Company’s internal control over financial reporting.

In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the Annual Report on Form 10‑K for the year ended December 31, 2017 with Genomic Health’s management and the independent registered public accounting firm.

The Audit Committee has discussed issues deemed significant by the independent registered public accounting firm, including those required to be discussed by Public Company Accounting Oversight Board AS 1301 “Communications with Audit Committees.” In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm such firm’s independence.

The Audit Committee has discussed with Genomic Health’s independent registered public accounting firm, with and without management present, their evaluations of Genomic Health’s internal control over financial reporting and the overall quality of Genomic Health’s financial reporting.

In reliance on the reviews and discussion with management and the independent registered public accounting firm referred to above, the Audit Committee recommended to the board of directors, and the board approved, the inclusion of the audited financial statements in Genomic Health’s Annual Report on Form 10‑K for the year ended December 31, 2017, for filing with the SEC. The Audit Committee has appointed Ernst & Young LLP to serve as Genomic Health’s independent registered public accounting firm for the 2018 fiscal year.

Audit Committee
Geoffrey M. Parker
Fred E. Cohen, M.D., D.Phil.
Ginger L. Graham

Proposal 2

Proposal to Adopt the Amended and Restated 2005 Stock Incentive Plan

In January 2018, our board of directors approved an Amended and Restated 2005 Stock Incentive Plan (the “Plan”), subject to the approval of our stockholders at the Annual Meeting, to increase the number of shares available for issuance. The following summary of the principal features of the Plan, as amended, is qualified by reference to the terms of the Plan, a copy of which is available without charge upon stockholder request to Secretary, Genomic Health, Inc., 301 Penobscot Drive, Redwood City, California 94063. The Plan has also been filed electronically with the Securities and Exchange Commission together with this Proxy Statement, and can be accessed on the SEC’s web site at http://www.sec.gov.

Description of Amendment

The amendment to the Plan approved by our board of directors and submitted for stockholder approval includes an increase in the number of shares available for issuance under the Plan by 1,000,000 shares, from 13,480,000 shares to 14,480,000 shares, and imposes certain limitations recommended by Institutional Shareholder Services relating to the recycling of shares available for issuance, minimum vesting restrictions and prohibitions on repricing alternatives.

The Plan

The Plan was adopted prior to, but became effective upon, our initial public offering in September 2005. The Plan has been subsequently amended and restated by our board of directors and approved by our stockholders from time to time, and was most recently approved by our stockholders in June 2017. The purpose of the Plan is to assist management in the recruitment, retention and motivation of employees, outside directors and consultants who are in a position to make material contributions to our long‑term success and the creation of stockholder value. The Plan offers a significant incentive to encourage our employees, outside directors and consultants by enabling those individuals to acquire shares of our common stock, thereby increasing their proprietary interest in the growth and success of our Company.

The Plan provides for the direct award or sale of shares of common stock (including restricted stock), the award of stock units and stock appreciation rights, and the grant of both incentive stock options to purchase common stock intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) and nonstatutory stock options to purchase common stock that do not qualify for such treatment under the Code. All employees (including officers) and directors of the Company or any subsidiary and any consultant who performs services for the Company or a subsidiary are eligible to purchase shares of common stock and to receive awards of shares or grants of nonstatutory stock options, stock units and stock appreciation rights. Only employees are eligible to receive grants of incentive stock options, stock units or stock appreciation rights.

As of December 31, 2017,  863 officers and employees and six non‑employee directors were eligible to be considered to purchase shares of common stock and to receive awards under the Plan.

Administration

The Plan is administered by the Compensation Committee of our board of directors. Subject to the limitations set forth in the Plan, the Compensation Committee has the authority to determine, among other things, to whom awards will be granted, the number of shares subject to awards, the term during which an option or stock appreciation right may be exercised and the rate at which the awards may vest or be earned, including any performance criteria to which they may be subject. The Compensation Committee also has the authority to determine the consideration and methodology of payment for awards.

The board of directors has created a second committee, the Non‑Management Stock Option Committee, which is authorized to make awards and grants under the Plan to new employees, other than to any member of our board of directors, individuals designated by our board of directors as “Section 16 officers,” and employees who hold the title of Vice President or above. This committee may not make any awards or grants to any new employee that total more than 50,000 shares of common stock.

Maximum Shares and Award Limits

A total of 14,480,000 shares of common stock are currently reserved for issuance under the Plan, including the 1,000,000 additional shares added pursuant to the amendment and restatement of the Plan by the board of directors in January 2018 subject to stockholder approval at the Annual Meeting. As of March 31, 2018,  4,798,816 shares had been issued upon exercise of options granted under the Plan, options to purchase an aggregate of 3,917,217 shares of common stock were outstanding, 48,938 shares had been issued as fully-vested restricted stock awards (“RSA”s) to certain outside directors in lieu of fees, 1,245,293 shares had been issued upon vesting of restricted stock units (“RSUs”) awarded under the Plan, RSU awards that have not vested covering 961,386 shares were outstanding, and 2,334,834 shares of common stock remained available for issuance under the Plan (or 3,334,834 shares of common stock including the 1,000,000 shares subject to stockholder approval at the Annual Meeting).

No award recipient may be granted incentive stock options that are exercisable for the first time in any calendar year for common stock having a total fair market value (determined as of the option grant) in excess of $100,000. In addition, no one award recipient may receive options, stock appreciation rights, restricted shares or stock units under the Plan in any calendar year that relate to more than 1,650,000 shares.

These limitations, and the terms of outstanding awards, shall be adjusted as appropriate and equitable in the event of a stock dividend, stock split, reclassification of stock or similar events.

Prior to the amendment and restatement of the Plan, if restricted shares are forfeited, then such shares will become available for awards under the Plan. If stock units, options, or stock appreciation rights are forfeited or terminate for any other reason before being settled or exercised, then the corresponding shares will again become available for awards under the Plan. If stock units are settled or stock appreciation rights are exercised, then only the number of shares, if any, actually issued in settlement of such stock units or stock appreciation rights will reduce the number of available shares and the balance will become available for awards under the Plan. However, if the stockholders approve the amendment and restatement of the Plan adopted by our board of directors at the Annual Meeting, the following restrictions will apply.  Any shares issued in connection with an option or stock appreciation right will continue to be counted against the available share limit as one share for every one option or stock appreciation right awarded.  However, any shares issued in connection with a restricted share or stock unit award granted after January 31, 2018, the new effective date of the Plan, if approved at the Annual Meeting, will be counted against the available share limit as 1.9 shares for every one share issued in connection with the award.  In addition, the full number of shares subject to a stock appreciation right will be counted against the available share limit, regardless of the number of shares actually issued in settlement of the award.

Stock Options

The terms of any grants of stock options under the Plan will be set forth in a stock option agreement to be entered into between the Company and the recipient. The Compensation Committee will determine the terms and conditions of such option grants, which need not be identical. Stock options may provide for the accelerated exercisability in the event of the award recipient’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the award recipient’s service. The Compensation Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options in return for the grant of new options for the same or a different number of shares and at the same or a different exercise price, or in return for the grant of the same or a different number of shares. However, if the stockholders approve the amendment and restatement of the Plan adopted by our board of directors at the Annual Meeting, then our Compensation Committee may not modify outstanding options to lower the exercise price or cancel options in exchange for cash or for options or stock appreciation rights with a lower exercise price, other than in connection with a corporate transaction, without stockholder approval.

The exercise price of each option will be set by the Compensation Committee, subject to the following limits. The exercise price of an incentive stock option cannot be less than 100% of the fair market value of a share of Common Stock on the date the option is granted, and in the event an option recipient is deemed to be a 10% owner of our Company or one of our subsidiaries, the exercise price of an incentive stock option cannot be less than 110% of the fair market value of a share of common stock on the date the option is granted. The exercise price of a nonstatutory stock option cannot be less than 85% of the fair market value of a share of the Company’s common stock on the date the option is granted. On March 29, 2018, the closing price for our common stock on The Nasdaq Stock Market was $31.29. The maximum period in which an option may be exercised will be fixed by the Compensation Committee and included in each stock option agreement but cannot exceed ten years in the case of an incentive stock option, and in the event an option recipient is deemed to be a 10% owner of our Company or one of our subsidiaries, the maximum period for an incentive stock option granted to that person cannot exceed five years. In addition, no option recipient may be granted incentive stock options that are exercisable for the first time in any calendar year for our common stock having a total fair market value (determined as of the option grant) in excess of $100,000.

The exercise price for the exercise of a stock option may be paid in cash or, to the extent that the stock option agreement so provides, by surrendering shares of common stock, by delivery of an irrevocable direction to a securities broker to sell shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate exercise price, by delivery of an irrevocable direction to a securities broker or lender to pledge shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate exercise price, by delivering a full‑recourse promissory note, or in any other form that is consistent with applicable laws, regulations and rules. Options generally will be nontransferable except in the event of the option recipient’s death, but the Compensation Committee may allow the transfer of nonstatutory stock options through a gift or domestic relations order to the option recipient’s family members.

Stock options granted under the Plan generally must be exercised by the optionee before the earlier of the expiration of such option or 90 days after termination of the optionee’s employment, except that the period may be extended on certain events including death and termination of employment due to disability. Each stock option agreement will set forth the extent to which the option recipient will have the right to exercise the option following the termination of the recipient’s service with us, and the right to exercise the option of any executors or administrators of the award recipient’s estate or any person who has acquired such options directly from the award recipient by bequest or inheritance.

Options granted to non‑employee directors generally must be exercised before the earlier of the expiration of the option or 12 months after termination of service as a director, and are subject to acceleration of vesting in the event of a change in control.

Automatic Option Grants to Directors

Each non‑employee director who first joins our board of directors after the effective date of the Plan receives a nonstatutory option to purchase 20,000 shares of our common stock on the date of election to the board. Twenty‑five percent of the shares subject to each option vest and become exercisable on the first anniversary of the date of grant. The balance of the shares vest and become exercisable monthly over a three year period beginning on the day that is one month after the first anniversary of the date of grant, at a monthly rate of 2.0833% of the number of shares subject to such options. In addition, on the business day after each annual meeting of our stockholders, each non‑employee director who was not elected to the board of directors for the first time at such meeting receives an option to purchase 10,000 shares of common stock, provided that the non‑employee director has served on the board for at least six months. Each annual option granted to non‑employee directors vests and becomes exercisable on the first anniversary of the date of grant, or on the first business day following the next regular annual meeting of stockholders after the date of grant in the event such meeting occurs prior to the first anniversary date of the grant. Options granted to non‑employee directors will become fully vested if a change in control occurs with respect to our Company during the director’s service. The board of directors may from time to time increase the number of shares subject to an initial or annual grant if the board determines that the increase is necessary to induce individuals to become or remain non‑employee directors, or to address an increase in the duties or responsibilities of a non‑employee director. The board may also determine that the exercise price of such an option shall be greater than the fair market value of the common stock on the date of grant and that the option shall be exercisable on a different schedule than stated above.

Restricted Shares

The terms of any awards of restricted shares under the Plan will be set forth in a restricted share agreement to be entered into between the Company and the recipient. The Compensation Committee will determine the terms and conditions of the restricted share agreements, which need not be identical. A restricted share award may be subject to vesting requirements or transfer restrictions or both. Award recipients who are granted restricted shares generally have all of the rights of a stockholder with respect to those shares. Restricted shares may be issued for consideration as the Compensation Committee may determine, including cash, cash equivalents, full‑recourse promissory notes, past services and future services.

Restricted Stock Units

The terms of any awards of restricted stock units under the Plan will be set forth in a restricted stock unit agreement to be entered into between the Company and the recipient. The Compensation Committee will determine the terms and conditions of the restricted stock unit agreements, which need not be identical. Restricted stock units give an award recipient the right to acquire a specified number of shares of common stock or, at the Compensation Committee’s discretion, cash, or a combination of common stock and cash, at a future date upon the satisfaction of certain vesting conditions based upon a vesting schedule or performance criteria established by the Compensation Committee. Restricted stock units generally will be subject to vesting requirements of a minimum period of three years. Restricted stock units may be granted in consideration of a reduction in the award recipient’s other compensation, but no cash consideration is typically required of the award recipient. Unlike restricted shares, the stock underlying restricted stock units will not be issued until the stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time of issuance of any common stock upon settlement.

Stock Appreciation Rights

The terms of any awards of stock appreciation rights under the Plan will be set forth in an agreement to be entered into between the Company and the recipient. The Compensation Committee will determine the terms, conditions and restrictions of any such agreements, which need not be identical. A stock appreciation right generally entitles the award recipient to receive a payment upon exercise equal to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the value of a share of common stock on the date of grant. The amount payable upon the exercise of a stock appreciation right may be settled in cash or by the issuance of shares of common stock. If the stockholders approve the amendment and restatement of the Plan adopted by our board of directors at the Annual Meeting, then our Compensation Committee may not modify outstanding stock appreciation rights to lower the exercise price or cancel stock appreciation rights in exchange for cash or for options or stock appreciation rights with a lower exercise price, other than in connection with a corporate transaction, without stockholder approval.

Minimum Vesting

If the stockholders approve the amendment and restatement of the Plan adopted by our board of directors at the Annual Meeting, no award may vest sooner than twelve months from the date of grant. This limitation may not apply with respect to up to five percent of the total number of shares authorized under the Plan or to the automatic option grants to non-employee directors described above.  In addition, the Committee may waive these vesting restrictions upon a participant’s death or disability, or a merger or other reorganization.

Qualifying Performance Criteria

The Plan sets forth performance criteria used in the case of an award intended to qualify as “performance‑based compensation” under Section 162(m) of the Code. To qualify as a “performance‑based compensation,” the number of shares or other benefits granted, issued, retainable or vested under an award may be made subject to the attainment of performance goals for a specified period of time relating to one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either us as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre‑established target, to previous years’ results or to a designated comparison group or index, in each case as specified by the Compensation Committee in the award: (a) cash flow, (b) earnings per share, (c) earnings before interest, taxes and amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin, (n) return on operating revenue, (o) return on invested capital, (p) market segment shares, (q) costs, (r) expenses, (s) achievement of target levels of discovery and/or development of products or services, including but not limited to research or regulatory achievements, (t) third party coverage and/or reimbursement objectives, (u) test volume metrics, (v) objective customer indicators (including, without limitation, customer satisfaction), (w) improvements in productivity, (x) attainment of objective operating goals, or (y) objective employee metrics. The Compensation Committee may appropriately adjust any evaluation of performance under a qualifying performance criteria to exclude any of the following events that occurs during a performance period: (i) asset write‑downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any extraordinary nonrecurring items as determined under generally accepted accounting principles and/or in managements’ discussion and analysis of financial condition and results of operations appearing in our annual report to stockholders for the applicable year,  (vi) the dilutive and/or accretive effects of acquisitions or joint ventures, (vii) the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin‑off, combination or exchange of shares or other similar corporate change, or any distributions to our common stockholders other than regular cash dividends, (viii) the effects of stock based compensation, and (ix) costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles. The Compensation Committee may also assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following the divestiture. If applicable, the Compensation Committee shall determine the qualifying performance criteria not later than the 90th day of the performance period, and shall determine and certify, for each award recipient, the extent to which the qualifying performance criteria have been met. The Compensation Committee may not in any event increase the amount of compensation payable under the Plan upon the attainment of a qualifying performance goal to an award recipient who is a “covered employee” within the meaning of Section 162(m) of the Code.

Amendment and Termination

No awards may be granted under the Plan after March 18, 2024. The board of directors may amend or terminate the Plan at any time, but an amendment will not become effective without the approval of our stockholders to the extent required by applicable laws, regulations or rules. No amendment or termination of the Plan will affect an award recipient’s rights under outstanding awards without the award recipient’s consent.

Effect of Certain Corporate Events

In the event of a subdivision of the outstanding common stock or a combination or consolidation of the outstanding common stock (by reclassification or otherwise) into a lesser number of shares, a spin‑off or a similar occurrence, or declaration of a dividend payable in common stock or, if in an amount that has a material effect on the price of the shares, in cash, the Compensation Committee will make appropriate adjustments in the number of shares covered by outstanding awards and the exercise price of outstanding options and stock appreciation rights, and the number of shares available under the Plan.

In the event of a merger or other reorganization, subject to any acceleration provisions in the agreement relating to an award, outstanding awards will be treated in the manner provided in the agreement of merger or reorganization. That agreement may provide for the assumption of outstanding awards by the surviving corporation or its parent, for their continuation by the Company (if the Company is the surviving corporation), for the substitution by the surviving corporation or its parent of its own awards, or for the acceleration of the exercisability of awards followed by the cancellation of those awards. The agreement of merger or reorganization may also provide for the cancellation of outstanding awards, with a payment of the value of those awards (without regard as to whether those awards have vested or are exercisable) as of the closing date of the merger or reorganization. In such an event, the payment may be in cash or securities, be paid in installments, be deferred until the underlying award would have vested, become exercisable or settled under the agreement relating to the award, and may be subject to vesting and performance criteria no less favorable to the recipient than under the agreement relating to the award, in all cases without the recipients’ consent.

Certain Federal Income Tax Aspects of Awards Under the Plan

This is a brief summary of the federal income tax aspects of awards that may be made under the Plan based on existing U.S. federal income tax laws. This summary provides only the basic tax rules. It does not describe a number of special tax rules, including the alternative minimum tax and various elections that may be applicable under certain circumstances. It also does not reflect provisions of the income tax laws of any municipality, state or foreign country in which a holder may reside, nor does it reflect the tax consequences of a holder’s death. The tax consequences of awards under the Plan depend upon the type of award and, if the award is to an executive officer, whether the award is subject to the tax deduction limitation under Section 162(m) of the Code.

Incentive Stock Options

The recipient of an incentive stock option generally will not be taxed upon grant of the option. Federal income taxes are generally imposed only when the shares of Common Stock from exercised incentive stock options are disposed of, by sale or otherwise. The amount by which the fair market value of the Common Stock on the date of exercise exceeds the exercise price is, however, included in determining the option recipient’s liability for the alternative minimum tax. If the incentive stock option recipient does not sell or dispose of the shares of Common Stock until more than one year after the receipt of the shares and two years after the option was granted, then, upon sale or disposition of the shares, the difference between the exercise price and the market value of the shares of Common Stock as of the date of exercise will be treated as a capital gain, and not ordinary income. If a recipient fails to hold the shares for the minimum required time the recipient will recognize ordinary income in the year of disposition generally in an amount equal to any excess of the market value of the Common Stock on the date of exercise (or, if less, the amount realized or disposition of the shares) over the exercise price paid for the shares. Any further gain (or loss) realized by the recipient generally will be taxed as short‑term or long‑term gain (or loss) depending on the holding period. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient.

Nonstatutory Stock Options

The recipient of stock options not qualifying as incentive stock options generally will not be taxed upon the grant of the option. Federal income taxes are generally due from a recipient of nonstatutory stock options when the stock options are exercised. The excess of the fair market value of the Common Stock purchased on such date over the exercise price of the option is taxed as ordinary income. Thereafter, the tax basis for the acquired shares is equal to the amount paid for the shares plus the amount of ordinary income recognized by the recipient. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the option recipient by reason of the exercise of the option.

Other Awards

Recipients who receive RSU awards will generally recognize ordinary income when they receive shares upon settlement of the awards, in an amount equal to the fair market value of the shares at that time. Recipients who receive awards of restricted shares subject to a vesting requirement will generally recognize ordinary income at the time vesting occurs, in an amount equal to the fair market value of the shares at that time minus the amount, if any, paid for the shares. However, a recipient who receives restricted shares which are not vested may, within 30 days of the date the shares are transferred, elect in accordance with Section 83(b) of the Code to recognize ordinary compensation income at the time of transfer of the shares rather than upon the vesting dates. Recipients who receive stock appreciation rights will generally recognize ordinary income upon exercise in an amount equal to the excess of the fair market value of the underlying shares of Common Stock on the exercise date and cash received, if any, over the exercise price. We will generally be entitled to a tax deduction at the same time and in the same amount as ordinary income is recognized by the recipient.

Code Section 162(m)

Section 162(m) of the Code would render non‑deductible to us certain compensation in excess of $1,000,000 received in any year by certain executive officers unless such excess is “performance‑based compensation.” The approval of our amended and restated Plan by our stockholders in 2014 satisfied one of the requirements for the performance‑based compensation exemption. However, the Tax Cuts and Jobs Act, enacted on December 22, 2017, substantially modifies Section 162(m) and, among other things, eliminates the performance-based exception to the $1 million deduction limit effective as of January 1, 2018, subject to certain exceptions.

New Plan Benefits

The Compensation Committee has not made any determination with respect to future awards under the Plan, and any allocation of such awards will be made only in accordance with the provisions of the Plan, including the additional shares of stock that the stockholders are being asked to approve. Because awards under the Plan are subject to the discretion of the Compensation Committee, awards under the Plan for the current or any future year are not determinable. Future option exercise prices under the Plan are not determinable because they will be based upon the fair market value of our common stock on the date of grant. No stock units, shares of restricted stock or stock appreciation rights have been awarded under the Plan.

Our named executive officers received option and RSU grants under the Plan as set forth in this Proxy Statement in the table entitled “Grants of Plan‑Based Awards—2017” under the caption “Executive Compensation.” Our non‑employee directors received option and restricted share grants under the Plan as set forth in this Proxy Statement in the section entitled “Director Compensation.” The following table sets forth information with respect to awards granted under the Plan in 2017 to the following:

	Number of	Number of
Name and Position	Options(#)(1)	RSUs (#)(2)
All current executive officers as a group (9 persons)	483,730	93,050
All current non‑employee directors as a group (6 persons)	60,000	6,375
All employees and consultants, including current officers who are not executive officers, as a group	146,405	499,594

(1)	All options were granted at an exercise price per share equal to the fair market value on the date of grant.
(2)	Restricted awards to non-employee directors are in-lieu of director fees and are fully vested at grant.

Required Vote

Approval of the Amended and Restated 2005 Stock Incentive Plan requires the affirmative vote of a majority of the shares present and entitled to vote. Unless marked to the contrary, proxies received will be voted “FOR” approval of the amendment to our Amended and Restated 2005 Stock Incentive Plan.

Your board of directors recommends a vote FOR approval of the amendment to our Amended and Restated 2005 Stock Incentive Plan.

Proposal 3

Non‑binding Advisory Vote on Executive Compensation

The Dodd‑Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd‑Frank Act, requires that we provide our stockholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

As described in detail under the heading “Executive Compensation—Compensation Discussion and Analysis,” our executive compensation programs are designed to attract and retain our named executive officers, who are critical to our success. Under these programs, our named executive officers are rewarded for the achievement of annual and long‑term corporate objectives, and the creation of increased stockholder value. Please read the Compensation Discussion and Analysis for additional details about our executive compensation programs, including information about the 2017 compensation of our named executive officers.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say‑on‑pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is advisory, which means that the vote on executive compensation is not binding on us, our board of directors or the Compensation Committee of the board of directors. This vote is not intended to address any specific item of compensation, but rather the vote relates to the compensation of our named executive officers as a whole, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. Accordingly, we will ask our stockholders to vote for the following resolution at the annual meeting:

“RESOLVED, that the Company’s stockholders approve, on a non‑binding advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosure.”

Your board of directors recommends a vote FOR approval, on a non‑binding advisory basis, of the compensation of our named executive officers.

Proposal 4

Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2018. Ernst & Young LLP has audited our financial statements since 2002. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions. Although stockholder ratification of our independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of Ernst & Young LLP to our stockholders for ratification to permit stockholders to participate in this important corporate decision.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for us by Ernst & Young LLP for the years ended December 31, 2017 and 2016 were as follows:

Services Provided	2017	2016
Audit	$1,893,184	$1,646,385
Audit-related	—	—
Tax	—	—
All Other	438,000	1,935
	$2,331,184	$1,648,320

Audit.  Audit fees were for the integrated audits of our annual financial statements and our internal control over financial reporting, the review of quarterly financial statements included in our quarterly reports on Form 10‑Q and services provided in connection with other regulatory filings.

Audit‑related.  There were no audit‑related fees for the years ended December 31, 2017 and 2016.

Tax.  There were no tax fees for the years ended December 31, 2017 and 2016.

All Other. All other fees for the year ended December 31, 2017 were for consulting and advisory services for various business analyses and accessing Ernst & Young LLP’s online research database. All other fees for the year ended December 31, 2016 were for accessing Ernst & Young LLP’s online research database.

Audit Committee Pre‑Approval Policies and Procedures

The Audit Committee has implemented pre‑approval policies and procedures related to the provision of audit and non‑audit services. Under these procedures, the Audit Committee pre‑approves both the type of services to be provided by Ernst & Young LLP and the estimated fees related to these services. All of the services in 2017 and 2016 were pre‑approved.

During the approval process, the Audit Committee considers the impact of the types of services and the related fees on the independence of the independent registered public accounting firm. The services and fees must be deemed compatible with the maintenance of that firm’s independence, including compliance with rules and regulations of the SEC.

Throughout the year, the Audit Committee will review any revisions to the estimates of audit and non‑audit fees initially approved.

Required Vote

Ratification of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. In the event ratification is not obtained, the Audit Committee will review its future selection of our independent registered public accounting firm but will not be required to select a different independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of our Company and our stockholders.

Your board of directors recommends a vote FOR ratification of Ernst & Young LLP as our independent registered public accounting firm.

Proposal 5

Stockholder Proposal Regarding Proxy Access

Mr. James McRitchie and Ms. Myra K. Young of 9295 Yorkship Court, Elk Grove, California 95758, have advised us that they have designated John Chevedden as their agent to submit a proposal for consideration at the Annual Meeting. The text of the stockholder proposal and supporting statement appear exactly as received by us unless otherwise noted. All statements in the proposal and supporting statement are the sole responsibility of the proponents.

The proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the proponents. Adoption of the proposal requires the affirmative vote of a majority of the shares present or in person or represented by proxy.

[Begin Original Text]

RESOLVED: Shareholders of Genomic Health, Inc. (“GHDX” or the “Company”) ask the board of directors (the “Board”) to amend its bylaws or other documents, as necessary, to provide proxy access for shareholders as follows:

1. Nominating shareholders or shareholder groups (“Nominators”) must beneficially own 3% or more of the Company’s outstanding common stock (“Required Stock”) continuously for at least three years and pledge to hold such stock through the annual meeting.

2. Nominators may submit a statement not exceeding 500 words in support of each nominee to be included in the Company proxy.
3. The number of shareholder-nominated candidates eligible to appear in proxy materials shall be one quarter of the directors then serving or two, whichever is greater.
4. No limitation shall be placed on the number of shareholders that can aggregate their shares to achieve the 3% of Required Stock.

5. No limitation shall be placed on the re-nomination of shareholder nominees by Nominators based on the number or percentage of votes received in any election.
6. The Company shall not require that Nominators pledge to hold stock after the annual meeting if their nominees fail to win election.

7. Loaned securities shall be counted as belonging to a nominating shareholder if the shareholder represents it has the legal right to recall those securities for voting pruposes and will hold those securities through the date of the annual meeting.

Supporting Statement:

The SEC’s universal proxy access Rule 14a-11 (https://www.sec.gov/rules/final/2010/33-9136.pdf) was vacated after a court decision regarding the SEC’s cost-benefit analysis. Therefore, proxy access rights must be established on a company-by-company basis. Subsequently, Proxy Access in the United States: Revisiting the Proposed SEC Rule (http://www.cfapubs.org/doi/pdf/10.2469/ccb/v2014.n9.1) a cost-benefit analysis by CFA Institute, found proxy access would “benefit both the markets and corporate boardrooms, with little cost or disruption,” raising US market capitalization by up to $140.3 billion. Public Versus Private Provision of Governance: The Case of Proxy Access (http://ssrn.com/abstract=2635695) found a 0.5 percent average increase in shareholder value for proxy access targeted firms.

Governance Changes through Shareholder Initiatives https://cba.unl.edu/academic-programs/departments/finance/about/seminar-series/documents/lliev.pdf) found the announcement of shareholder proposals for proxy access submitted to 75 U.S. public companies resulted in $10.6 billion of increased shareholder value across targeted firms. Adoption of bylaws with all the requested elements outlined above would help ensure meaningful proxy assess is available to shareholders. Similar proposals won an average of 82.5% For, 14.3% Against, and 0.8% Abstain from July 16, 2016 to June 30, 2017, according to Proxy Insight. A similar proposal at GHDX narrowly missed passage but was supported by BlackRock, Vanguard, State Street, Goldman Sachs and others.

Increase Shareholder Value

Vote for Shareholder Proxy Access  – Proposal 5

 [End Original Text]

Board of Directors’ Statement in Opposition to Proposal 5

Your board of directors has carefully considered the foregoing stockholder proposal and unanimously recommends a vote AGAINST it.

The proponents of this stockholder proposal submitted substantially similar proposals regarding proxy access at our 2016 and 2017 Annual Meeting of Stockholders. Those proposals  were defeated by a majority vote of our stockholders. The proponents have again submitted an identically worded proposal to a number of other public companies, without drawing any distinction between the stockholder base or governance structure of each company. The board recognizes that proxy access has continued to be a topic of interest to the stockholder and governance community, and has accordingly continued to review and research the various forms of proxy access proposed and/or adopted by similarly situated public companies.

As discussed in “Director Nominations,” and “Director Qualifications” sections above,  the Nominating and Corporate Governance Committee of our board of directors is composed of independent non-management directors. These independent non-management directors have a fiduciary duty to all stockholders to identify and nominate director candidates who have the breadth of skill, experience and business acumen to provide long-term value for all stockholders. Our board believes that mandatory proxy access, which allows a small group of stockholders to force us to include in our proxy materials candidates for board election, creates a risk that any such candidates have not first been thoroughly evaluated for their suitability, experience and perspective to serve on the board.

Further, our existing corporate governance structure already provides that a stockholder may directly nominate directors for election at an annual meeting and solicit proxies for those nominees. In addition to nominating directors, any stockholder may recommend candidates to the Nominating and Corporate Governance Committee for consideration, as discussed in “Director Nominations” above. To date, no stockholder has ever recommended a prospective director, which we believe reflects the confidence of our stockholders in the Nominating and Corporate Governance Committee’s ability to identify and evaluate director nominees’ skill, professional experience and diversity of background. Should a stockholder nominate an individual for election as a director, the Nominating and Corporate Governance Committee would apply the same evaluation criteria to the candidate that it applies to nominees recommended by a Board member, management, a third party search firm or other source. Prior to receiving this proxy access stockholder proposal, none of our stockholders had asked us to implement any type of a proxy access mechanism.

Six of our seven directors are independent under the rules of The Nasdaq Stock Market and we have a lead independent director who collaborates with our chairman of the board and chief executive officer in developing agendas for board meetings and presiding during executive sessions of our independent directors. Our current governance structure provides for:

•	the annual election of all directors, as described above under “Directors and Nominees,”
•	a majority vote standard for the election of directors in an uncontested election, as described above under “Majority Voting in Uncontested Director Elections,” and
•	a means for communicating directly with our board of directors, as described above under “Stockholder Communications with the Board of Directors.”

Our board continuously examines the corporate governance policies of our peers to ensure that we provide fair and appropriate stockholder representation in our corporate governance policies. Our board believes that our current process for director nomination and the independent role of the Nominating and Corporate Governance Committee provides an appropriate level of corporate oversight and currently provides the best means for our board to consider our Company’s long-term best interests. Our board is committed to being a leader in corporate governance and will continue its practice of quality stockholder engagement when considering this developing area of governance.

Your board of directors recommends a vote AGAINST this proposal regarding proxy access.

Stockholder Proposals for the 2019 Annual Meeting

If a stockholder wishes to present a proposal to be considered for inclusion in our proxy statement for the 2019 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by Genomic Health’s Secretary no later than December 28, 2018. Proposals we receive after that date will not be included in the proxy statement. We urge stockholders to submit proposals by Certified Mail—Return Receipt Requested.

A stockholder proposal not included in our proxy statement for the 2019 Annual Meeting will not be eligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to our Secretary at our principal executive offices and otherwise complies with the provisions of our Bylaws. To be timely, our Bylaws provide that we must have received the stockholder’s notice not less than 90 days nor more than 120 days prior to the first anniversary date of the preceding year’s annual meeting; however, if we have not held an annual meeting in the previous year or the date of the annual meeting is called for a date that is more than 30 days before or more than 60 days after the first anniversary date of the preceding year’s annual meeting, we must have received the stockholder’s notice not later than the close of business on the later of the 90th day prior to the date of the scheduled annual meeting or the 7th day following the earlier of the day on which notice of the annual meeting date was mailed or the day of the first public announcement of the annual meeting date. An adjournment or postponement of an annual meeting will not commence a new time period or extend any time period for the giving of the stockholder’s notice described above. The stockholder’s notice must set forth, as to each proposed matter, the information required by our Bylaws. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Forms 3, 4 and 5 with the SEC. Officers, directors and greater than 10% stockholders are required to furnish us with copies of all Forms 3, 4 and 5 they file.

Based solely on our review of the copies of such forms we have received and written representations from certain reporting persons that they filed all required reports, we believe that all of our officers, directors and greater than 10% stockholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2017, except a Form 4 for Mr. Vaughn that was due on November 3, 2017 and filed on November 8, 2017.

Other Matters

Your board of directors does not know of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, the proxy holders will vote in accordance with their judgment unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Annual Meeting, we urge you to vote by signing and mailing the enclosed proxy or voting by telephone or the Internet promptly.

By Order of the Board of Directors

Jason W. Radford
Chief Legal Officer and Secretary

Redwood City, California

April 27, 2018

Our Annual Report on Form 10‑K for the year ended December 31, 2017 has been mailed with this Proxy Statement. We will provide copies of exhibits to our Annual Report on Form 10‑K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such requests in writing to Secretary, Genomic Health, Inc., 301 Penobscot Drive, Redwood City, California 94063. The request must include a representation by the stockholder that, as of April 17, 2018, the stockholder was entitled to vote at the Annual Meeting. Our Annual Report on Form 10‑K and exhibits are also available at www.genomichealth.com.

GENOMIC HEALTH, INC.

AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

(Adopted by the Board on September 8, 2005,

as amended and restated by the Board on January 31, 2018)

GENOMIC HEALTH, INC.

AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

- i  –

(ff)	“Stock Unit Agreement”	5
(gg)	“Subsidiary”	5
(hh)	“Total and Permanent Disability”	5
SECTION 3.	ADMINISTRATION.	5
(a)	Committee Composition	5
(b)	Committee for Non-Officer Grants	5
(c)	Committee Procedures	5
(d)	Committee Responsibilities	6
SECTION 4.	ELIGIBILITY.	7
(a)	General Rule	7
(b)	Automatic Grants to Outside Directors	7
(c)	Ten-Percent Stockholders	8
(d)	Attribution Rules	8
(e)	Outstanding Stock	8
SECTION 5.	STOCK SUBJECT TO PLAN.	8
(a)	Basic Limitation	8
(b)	Award Limitation	9
(c)	Additional Shares	9
SECTION 6.	RESTRICTED SHARES.	9
(a)	Restricted Stock Agreement	9
(b)	Payment for Awards	9
(c)	Vesting	9
(d)	Voting and Dividend Rights	9
(e)	Restrictions on Transfer of Shares	10
SECTION 7.	TERMS AND CONDITIONS OF OPTIONS.	10
(a)	Stock Option Agreement	10
(b)	Number of Shares	10
(c)	Exercise Price	10
(d)	Withholding Taxes	10
(e)	Exercisability and Term	10
(f)	Exercise of Options	11
(g)	Effect of Change in Control	11
(h)	No Rights as a Stockholder	11
(i)	Modification, Extension and Renewal of Options	11
(j)	Restrictions on Transfer of Shares	11
(k)	Buyout Provisions	11
SECTION 8.	PAYMENT FOR SHARES.	11
(a)	General Rule	11
(b)	Surrender of Stock	11
(c)	Services Rendered	12
(d)	Cashless Exercise	12
(e)	Exercise/Pledge	12
(f)	Promissory Note	12

GENOMIC HEALTH, INC.

AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

- ii  –

(g)	Other Forms of Payment	12
(h)	Limitations under Applicable Law	12
SECTION 9.	STOCK APPRECIATION RIGHTS.	12
(a)	SAR Agreement	12
(b)	Number of Shares	12
(c)	Exercise Price	13
(d)	Exercisability and Term	13
(e)	Effect of Change in Control	13
(f)	Exercise of SARs	13
(g)	Modification or Assumption of SARs	13
(h)	Buyout Provisions	13
SECTION 10.	STOCK UNITS.	13
(a)	Stock Unit Agreement	13
(b)	Payment for Awards	14
(c)	Vesting Conditions	14
(d)	Voting and Dividend Rights	14
(e)	Form and Time of Settlement of Stock Units	14
(f)	Death of Recipient	14
(g)	Creditors’ Rights	14
SECTION 11.	ADJUSTMENT OF SHARES.	15
(a)	Adjustments	15
(b)	Dissolution or Liquidation	15
(c)	Reorganizations	15
(d)	Reservation of Rights	16
SECTION 12.	DEFERRAL OF AWARDS.	16
(a)	Committee Powers	16
(b)	General Rules	16
SECTION 13.	AWARDS UNDER OTHER PLANS.	17
SECTION 14.	PAYMENT OF DIRECTOR’S FEES IN SECURITIES.	17
(a)	Effective Date	17
(b)	Elections to Receive NSOs, Restricted Shares or Stock Units	17
(c)	Number and Terms of NSOs, Restricted Shares or Stock Units	17

GENOMIC HEALTH, INC.

AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

- iii  –

SECTION 15.	LEGAL AND REGULATORY REQUIREMENTS.	17
SECTION 16.	TAXES.	17
(a)	Withholding Taxes	17
(b)	Share Withholding	18
(c)	Section 409A	18
SECTION 17.	OTHER PROVISIONS APPLICABLE TO AWARDS.	18
(a)	Transferability	18
(b)	Qualifying Performance Criteria	18
SECTION 18.	NO EMPLOYMENT RIGHTS.	20
SECTION 19.	DURATION AND AMENDMENTS.	20
(a)	Term of the Plan	20
(b)	Right to Amend or Terminate the Plan	20
(c)	Effect of Termination	20

GENOMIC HEALTH, INC.

AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

- iv  –

GENOMIC HEALTH, INC.

AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

(As amended and restated on January 31, 2018)

SECTION 1.   ESTABLISHMENT AND PURPOSE.

The Plan was adopted by the Board of Directors on September 8, 2005, amended and restated on January 28, 2009, amended on July 25, 2013, amended and restated on March 19, 2014, amended on April 26, 2015, amended on January 26, 2016 and amended on January 31, 2017.  The Plan was most recently amended and restated on January 31, 2018 (“Restatement Date”) subject to Company stockholder approval.  The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (a) encouraging Employees, Outside Directors and Consultants to focus on critical long-range objectives, (b) encouraging the attraction and retention of Employees, Outside Directors and Consultants with exceptional qualifications and (c) linking Employees, Outside Directors and Consultants directly to stockholder interests through increased stock ownership. The Plan seeks to achieve this purpose by providing for Awards in the form of restricted shares, stock units, options (which may constitute incentive stock options or nonstatutory stock options) or stock appreciation rights.

SECTION 2.   DEFINITIONS.

(a)      “Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own not less than 50% of such entity.

(b)      “Award” shall mean any award of an Option, a SAR, a Restricted Share or a Stock Unit under the Plan.

(c)      “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

(d)      “Change in Control” shall mean the occurrence of any of the following events:

(i)      A change in the composition of the Board of Directors occurs, as a result of which fewer than one-half of the incumbent directors are directors who either:

(A)      Had been directors of the Company on the “look-back date” (as defined below) (the “original directors”); or

(B)      Were elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the aggregate of the original directors who were still in office at the time of the election or nomination and the directors whose election or nomination was previously so approved (the “continuing directors”); or

(ii)     Any “person” (as defined below) who by the acquisition or aggregation of securities, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the

GENOMIC HEALTH, INC.

AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

-  1  -

Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the “Base Capital Stock”); except that any change in the relative beneficial ownership of the Company’s securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person’s ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person’s beneficial ownership of any securities of the Company; or

(iii)     The consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; or

(iv)     The sale, transfer or other disposition of all or substantially all of the Company’s assets.

For purposes of subsection (d)(i) above, the term “look-back” date shall mean the date 24 months prior to the date of the event that may constitute a Change in Control.

For purposes of subsection (d)(ii)) above, the term “person” shall have the same meaning as when used in Sections 13(d) and 14(d) of the Exchange Act but shall exclude (1) a trustee or other fiduciary holding securities under an employee benefit plan maintained by the Company or a Parent or Subsidiary and (2) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Stock.

Any other provision of this Section 2(d) notwithstanding, a transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction, and a Change in Control shall not be deemed to occur if the Company files a registration statement with the United States Securities and Exchange Commission for the initial offering of Stock to the public.

(e)      “Code” shall mean the Internal Revenue Code of 1986, as amended.

(f)      “Committee” shall mean the Compensation Committee as designated by the Board of Directors, which is authorized to administer the Plan, as described in Section 3 hereof.

(g)      “Company” shall mean Genomic Health, Inc., a Delaware corporation.

(h)      “Consultant” shall mean a consultant or advisor who provides bona fide services to the Company, a Parent, a Subsidiary or an Affiliate as an independent contractor (not including service as a member of the Board of Directors) or a member of the board of directors of a Parent or a Subsidiary, in each case who is not an Employee.

GENOMIC HEALTH, INC.

AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

-  2  -

(i)      “Employee” shall mean any individual who is a common-law employee of the Company, a Parent, a Subsidiary or an Affiliate.

(j)      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k)      “Exercise Price” shall mean, in the case of an Option, the amount for which one Share may be purchased upon exercise of such Option, as specified in the applicable Stock Option Agreement. “Exercise Price,” in the case of a SAR, shall mean an amount, as specified in the applicable SAR Agreement, which is subtracted from the Fair Market Value of one Share in determining the amount payable upon exercise of such SAR.

(l)      “Fair Market Value” with respect to a Share, shall mean the market price of one Share, determined by the Committee as follows:

(i)      If the Stock was traded over-the-counter on the date in question but was not traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last transaction price quoted for such date by the OTC Bulletin Board or, if not so quoted, shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Stock is quoted or, if the Stock is not quoted on any such system, by the Pink Sheets LLC;

(ii)     If the Stock was traded on The Nasdaq Stock Market, then the Fair Market Value shall be equal to the last reported sale price quoted for such date by The Nasdaq Stock Market;

(iii)    If the Stock was traded on a United States stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported for such date by the applicable composite-transactions report; and

(iv)    If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

(m)      “ISO” shall mean an employee incentive stock option described in Section 422 of the Code.

(n)      “Nonstatutory Option” or “NSO” shall mean an employee stock option that is not an ISO.

(o)      “Offeree” shall mean an individual to whom the Committee has offered the right to acquire Shares under the Plan (other than upon exercise of an Option).

(p)      “Option” shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

(q)      “Optionee” shall mean an individual or estate who holds an Option or SAR.

GENOMIC HEALTH, INC.

AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

-  3  -

(r)      “Outside Director” shall mean a member of the Board of Directors who is not a common-law employee of, or paid consultant to, the Company, a Parent or a Subsidiary.

(s)      “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be a Parent commencing as of such date.

(t)      “Participant” shall mean an individual or estate who holds an Award.

(u)      “Plan” shall mean this 2005 Stock Incentive Plan of Genomic Health, Inc., as amended from time to time.

(v)      “Purchase Price” shall mean the consideration for which one Share may be acquired under the Plan (other than upon exercise of an Option), as specified by the Committee.

(w)      “Restricted Share” shall mean a Share awarded under the Plan.

(x)      “Restricted Share Agreement” shall mean the agreement between the Company and the recipient of a Restricted Share which contains the terms, conditions and restrictions pertaining to such Restricted Shares.

(y)      “SAR” shall mean a stock appreciation right granted under the Plan.

(z)      “SAR Agreement” shall mean the agreement between the Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her SAR.

(aa)    “Service” shall mean service as an Employee, Consultant or Outside Director, subject to such further limitations as may be set forth in the Plan or the applicable Stock Option Agreement, SAR Agreement, Restricted Share Agreement or Stock Unit Agreement.  Service does not terminate when an Employee goes on a bona fide leave of absence, that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law.  However, for purposes of determining whether an Option is entitled to ISO status, an Employee’s employment will be treated as terminating three months after such Employee went on leave, unless such Employee’s right to return to active work is guaranteed by law or by a contract. Service terminates in any event when the approved leave ends, unless such Employee immediately returns to active work.  The Company determines which leaves count toward Service, and when Service terminates for all purposes under the Plan.

(bb)    “Share” shall mean one share of Stock, as adjusted in accordance with Section 11 (if applicable).   All share numbers herein assume, and no adjustment shall be made in respect of, the one-for-three reverse split of the Stock approved by the Board of Directors on the date of initial adoption of the Plan.

(cc)      “Stock” shall mean the Common Stock of the Company.

GENOMIC HEALTH, INC.

AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

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(dd)      “Stock Option Agreement” shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to such Option.

(ee)      “Stock Unit” shall mean a bookkeeping entry representing the equivalent of one Share, as awarded under the Plan.

(ff)      “Stock Unit Agreement” shall mean the agreement between the Company and the recipient of a Stock Unit which contains the terms, conditions and restrictions pertaining to such Stock Unit.

(gg)      “Subsidiary” shall mean any corporation, if the Company and/or one or more other Subsidiaries own not less than 50% of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(hh)      “Total and Permanent Disability” shall mean permanent and total disability as defined by section 22(e)(3) of the Code.

SECTION 3.   ADMINISTRATION.

(a)      Committee Composition. The Plan shall be administered by the Committee. The Committee shall consist of two or more directors of the Company, who shall be appointed by the Board. In addition, the composition of the Committee shall satisfy (i) such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

(b)      Committee for Non-Officer Grants. The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not satisfy the requirements of Section 3(a), who may administer the Plan with respect to Employees who are not considered officers or directors of the Company under Section 16 of the Exchange Act, may grant Awards under the Plan to such Employees and may determine all terms of such grants. Within the limitations of the preceding sentence, any reference in the Plan to the Committee shall include such committee or committees appointed pursuant to the preceding sentence. The Board of Directors may also authorize one or more officers of the Company to designate Employees, other than officers under Section 16 of the Exchange Act, to receive Awards and/or to determine the number of such Awards to be received by such persons; provided, however, that the Board of Directors shall specify the total number of Awards that such officers may so award.

(c)      Committee Procedures. The Board of Directors shall designate one of the members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing (including via email) by all Committee members, shall be valid acts of the Committee.

GENOMIC HEALTH, INC.

AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

-  5  -

(d)      Committee Responsibilities. Subject to the provisions of the Plan, the Committee shall have full authority and discretion to take the following actions:

(i)       To interpret the Plan and to apply its provisions;

(ii)      To adopt, amend or rescind rules, procedures and forms relating to the Plan;

(iii)     To adopt, amend or terminate sub-plans established for the purpose of satisfying applicable foreign laws including qualifying for preferred tax treatment under applicable foreign tax laws;

(iv)      To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

(v)       To determine when Awards are to be granted under the Plan;

(vi)      To select the Offerees and Optionees;

(vii)     To determine the number of Shares to be made subject to each Award;

(viii)    To prescribe the terms and conditions of each Award, including (without limitation) the Exercise Price and Purchase Price, and the vesting or duration of the Award (including accelerating the vesting of Awards, either at the time of the Award or thereafter, without the consent of the Participant), to determine whether an Option is to be classified as an ISO or as a Nonstatutory Option, and to specify the provisions of the agreement relating to such Award;

(ix)     To amend any outstanding Award agreement, subject to applicable legal restrictions and to the consent of the Participant if the Participant’s rights or obligations would be materially impaired;

(x)      To prescribe the consideration for the grant of each Award or other right under the Plan and to determine the sufficiency of such consideration;

(xi)     To determine the disposition of each Award or other right under the Plan in the event of a Participant’s divorce or dissolution of marriage;

(xii)     To determine whether Awards under the Plan will be granted in replacement of other grants under an incentive or other compensation plan of an acquired business;

(xiii)    To correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award agreement;

(xiv)     To establish or verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; and

GENOMIC HEALTH, INC.

AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

-  6  -

(xv)      To take any other actions deemed necessary or advisable for the administration of the Plan.

Subject to the requirements of applicable law, the Committee may designate persons other than members of the Committee to carry out its responsibilities and may prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of or the granting of Options or other rights under the Plan to persons subject to Section 16 of the Exchange Act. All decisions, interpretations and other actions of the Committee shall be final and binding on all Offerees, all Optionees, and all persons deriving their rights from an Offeree or Optionee. No member of the Committee shall be liable for any action that he has taken or has failed to take in good faith with respect to the Plan, any Option, or any right to acquire Shares under the Plan.

SECTION 4.   ELIGIBILITY.

(a)      General Rule. Only common-law employees of the Company, a Parent or a Subsidiary shall be eligible for the grant of ISOs. Only Employees, Consultants and Outside Directors shall be eligible for the grant of Restricted Shares, Stock Units, Nonstatutory Options or SARs.

(b)      Automatic Grants to Outside Directors.

(i)      Each Outside Director who first joins the Board of Directors on or after the effective date of the Plan, and who was not previously an Employee, shall receive a Nonstatutory Option, subject to approval of the Plan by the Company’s stockholders, to purchase 20,000 Shares (subject to adjustment under Section 11) on the date of his or her election to the Board of Directors. Twenty-five percent (25%) of the Shares subject to each Option granted under this Section 4(b)(i) shall vest and become exercisable on the first anniversary of the date of grant. The balance of the Shares subject to such Option (i.e. the remaining seventy-five percent (75%)) shall vest and become exercisable monthly over a three-year period beginning on the day which is one month after the first anniversary of the date of grant, at a monthly rate of 2.0833% of the total number of Shares subject to such Option. Notwithstanding the foregoing, each such Option shall become vested if a Change in Control occurs with respect to the Company during the Optionee’s Service.

(ii)     On the first business day following the conclusion of each regular annual meeting of the Company’s stockholders, each Outside Director who was not elected to the Board for the first time at such meeting and who will continue serving as a member of the Board of Directors thereafter shall receive an Option to purchase 10,000 Shares (subject to adjustment under Section 11), provided that such Outside Director has served on the Board of Directors for at least six months. Each Option granted under this Section 4(b)(ii) shall vest and become exercisable on the first anniversary of the date of grant; provided, however, that each such Option shall become exercisable in full immediately prior to the next regular annual meeting of the Company’s stockholders following such date of grant in the event such meeting occurs prior to such first anniversary date. Notwithstanding the foregoing, each Option granted under this Section 4(b)(ii) shall become vested if a Change in Control occurs with respect to the Company during the Optionee’s Service.

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(iii)      The Exercise Price of all Nonstatutory Options granted to an Outside Director under this Section 4(b) shall be equal to 100% of the Fair Market Value of a Share on the date of grant, payable in one of the forms described in Section 8(a), (b) or (d).

(iv)      All Nonstatutory Options granted to an Outside Director under this Section 4(b) shall terminate on the earlier of (A) the day before the tenth anniversary of the date of grant of such Options or (B) the date twelve months after the termination of such Outside Director’s Service for any reason; provided, however, that any such Options that are not vested upon the termination of the Outside Director’s Service as a member of the Board of Directors for any reason shall terminate immediately and may not be exercised.

(c)      Ten-Percent Stockholders. An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, a Parent or Subsidiary shall not be eligible for the grant of an ISO unless such grant satisfies the requirements of Section 422(c)(5) of the Code.

(d)      Attribution Rules. For purposes of Section 4(c) above, in determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for such Employee’s brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its stockholders, partners or beneficiaries.

(e)      Outstanding Stock. For purposes of Section 4(c) above, “outstanding stock” shall include all stock actually issued and outstanding immediately after the grant. “Outstanding stock” shall not include shares authorized for issuance under outstanding options held by the Employee or by any other person.

SECTION 5.   STOCK SUBJECT TO PLAN.

(a)      Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The aggregate number of Shares authorized for issuance as Awards under the Plan shall not exceed 14,480,000 Shares (the “Absolute Share Limit”).  Any Shares issued in connection with an Option or SAR Award shall be counted against the Absolute Share Limit as one (1) Share for every one (1) Option or SAR awarded.  Any Shares issued in connection with a Restricted Share or Stock Unit Award shall be counted against the Absolute Share Limit as one (1) Share for every one (1) Share issued in connection with such Award that was granted prior to the Restatement Date and shall be counted against the Absolute Share Limit as 1.9 Shares for every one (1) Share issued in connection with such Award that was granted on or after the Restatement Date.  To the extent that a Share that was subject to an Award that counted as one Share is returned to the Plan pursuant to Section 5(c), the Absolute Share Limit will be credited with one (1) Share.  To the extent that a Share that was subject to a Restricted Share or Stock Unit Award that counted as 1.9 Shares against the Absolute Share Limit is returned to the Plan pursuant to Section 5(c), the Absolute Share Limit will be credited with 1.9 Shares.  The limitations of this Section 5(a) shall be subject to adjustment pursuant to Section 11. The number of Shares that are subject to Options or other Awards outstanding at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

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(b)      Award Limitation. Subject to the provisions of Section 11, no Participant may receive Options, SARs, Restricted Shares or Stock Units under the Plan in any calendar year that relate to more than 1,650,000 Shares.

(c)      Additional Shares. If Restricted Shares or Shares issued upon the exercise of Options are forfeited, then such Shares shall again become available for Awards under the Plan. If Stock Units, Options or SARs are forfeited or terminate for any other reason before being exercised or settled, then the corresponding Shares shall again become available for Awards under the Plan. If Stock Units are settled, then only the number of Shares (if any) actually issued in settlement of such Stock Units shall reduce the number available under Section 5(a) and the balance shall again become available for Awards under the Plan.  The full number of SARs settled shall be counted against the number of Shares available for award under the Plan, regardless of the number of Shares actually issued in settlement of such SARs.  Notwithstanding the foregoing, the number of Shares that may be delivered in the aggregate pursuant to the exercise of ISOs granted under the Plan shall not exceed the Absolute Share Limit, as adjusted pursuant to Section 11, plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to this Section 5(c).

SECTION 6.   RESTRICTED SHARES.

(a)      Restricted Stock Agreement. Each grant of Restricted Shares under the Plan shall be evidenced by a Restricted Stock Agreement between the recipient and the Company. Such Restricted Shares shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Restricted Stock Agreements entered into under the Plan need not be identical.

(b)      Payment for Awards. Restricted Shares may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services.

(c)      Vesting. Each Award of Restricted Shares may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Restricted Stock Agreement. A Restricted Stock Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Restricted Shares of thereafter, that all or part of such Restricted Shares shall become vested in the event that a Change in Control occurs with respect to the Company.

(d)      Voting and Dividend Rights. The holders of Restricted Shares awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. A Restricted Stock Agreement, however, may require that the holders of Restricted Shares invest any cash dividends received in additional Restricted Shares. Such additional Restricted Shares shall be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

(e)      Restrictions on Transfer of Shares. Restricted Shares shall be subject to such rights of repurchase, rights of first refusal or other restrictions as the Committee may determine. Such

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restrictions shall be set forth in the applicable Restricted Stock Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

SECTION 7.   TERMS AND CONDITIONS OF OPTIONS.

(a)      Stock Option Agreement. Each grant of an Option under the Plan shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The Stock Option Agreement shall specify whether the Option is an ISO or an NSO. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical. Options may be granted in consideration of a reduction in the Optionee’s other compensation.

(b)      Number of Shares. Each Stock Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 11.

(c)      Exercise Price. Each Stock Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, except as otherwise provided in 4(c), and the Exercise Price of an NSO shall not be less 85% of the Fair Market Value of a Share on the date of grant.  Subject to the foregoing in this Section 7(c), the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in one of the forms described in Section 8.

(d)      Withholding Taxes. As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such exercise. The Optionee shall also make such arrangements as the Committee may require for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with the disposition of Shares acquired by exercising an Option.

(e)      Exercisability and Term. Each Stock Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option; provided that the term of an ISO shall in no event exceed 10 years from the date of grant (five years for Employees described in Section 4(c)). A Stock Option Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability, or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s Service. Options may be awarded in combination with SARs, and such an Award may provide that the Options will not be exercisable unless the related SARs are forfeited. Subject to the foregoing in this Section 7(e), the Committee at its sole discretion shall determine when all or any installment of an Option is to become exercisable and when an Option is to expire.

(f)      Exercise of Options. Each Stock Option Agreement shall set forth the extent to which the Optionee shall have the right to exercise the Option following termination of the Optionee’s Service with the Company and its Subsidiaries, and the right to exercise the Option of any executors

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or administrators of the Optionee’s estate or any person who has acquired such Option(s) directly from the Optionee by bequest or inheritance. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

(g)      Effect of Change in Control. The Committee may determine, at the time of granting an Option or thereafter, that such Option shall become exercisable as to all or part of the Shares subject to such Option in the event that a Change in Control occurs with respect to the Company.

(h)      No Rights as a Stockholder. An Optionee, or a transferee of an Optionee, shall have no rights as a stockholder with respect to any Shares covered by his Option until the date of the issuance of a stock certificate for such Shares. No adjustments shall be made, except as provided in Section 11.

(i)      Modification, Extension and Renewal of Options. Within the limitations of the Plan, the Committee may modify, extend or renew outstanding options or may accept the cancellation of outstanding options (to the extent not previously exercised), whether or not granted hereunder, in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price; provided, however, that other than in connection with an adjustment of Awards pursuant to Section 11, the Committee may not modify outstanding Options to lower the Exercise Price nor may the Committee assume or accept the cancellation of outstanding Options in return for cash or the grant of new Options or SARs with a lower Exercise Price, unless such action has been approved by the Company’s stockholders. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, materially impair his or her rights or obligations under such Option.

(j)      Restrictions on Transfer of Shares. Any Shares issued upon exercise of an Option shall be subject to such special forfeiture conditions, rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

(k)      Buyout Provisions. Except with respect to an Option whose Exercise Price exceeds the Fair Market Value of the Shares subject to the Option, the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Option previously granted or (b) authorize an Optionee to elect to cash out an Option previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 8.   PAYMENT FOR SHARES.

(a)      General Rule. The entire Exercise Price or Purchase Price of Shares issued under the Plan shall be payable in lawful money of the United States of America at the time when such Shares are purchased, except as provided in Section 8(b) through Section 8(g) below.

(b)      Surrender of Stock. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by surrendering, or attesting to the ownership of, Shares which have already been owned by the Optionee or his representative. Such Shares shall be valued at their Fair

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Market Value on the date when the new Shares are purchased under the Plan. The Optionee shall not surrender, or attest to the ownership of, Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

(c)      Services Rendered. At the discretion of the Committee, Shares may be awarded under the Plan in consideration of services rendered to the Company or a Subsidiary prior to the award. If Shares are awarded without the payment of a Purchase Price in cash, the Committee shall make a determination (at the time of the award) of the value of the services rendered by the Offeree and the sufficiency of the consideration to meet the requirements of Section 6(b).

(d)      Cashless Exercise. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

(e)      Exercise/Pledge. To the extent that a Stock Option Agreement so provides, payment may be made all or in part by delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker or lender to pledge Shares, as security for a loan, and to deliver all or part of the loan proceeds to the Company in payment of the aggregate Exercise Price.

(f)      Promissory Note. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made all or in part by delivering (on a form prescribed by the Company) a full-recourse promissory note.

(g)      Other Forms of Payment. To the extent that a Stock Option Agreement or Restricted Stock Agreement so provides, payment may be made in any other form that is consistent with applicable laws, regulations and rules.

(h)      Limitations under Applicable Law. Notwithstanding anything herein or in a Stock Option Agreement or Restricted Stock Agreement to the contrary, payment may not be made in any form that is unlawful, as determined by the Committee in its sole discretion.

SECTION 9.   STOCK APPRECIATION RIGHTS.

(a)      SAR Agreement. Each grant of a SAR under the Plan shall be evidenced by a SAR Agreement between the Optionee and the Company. Such SAR shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various SAR Agreements entered into under the Plan need not be identical. SARs may be granted in consideration of a reduction in the Optionee’s other compensation.

(b)      Number of Shares. Each SAR Agreement shall specify the number of Shares to which the SAR pertains and shall provide for the adjustment of such number in accordance with Section 11.

(c)      Exercise Price. Each SAR Agreement shall specify the Exercise Price. A SAR Agreement may specify an Exercise Price that varies in accordance with a predetermined formula while the SAR is outstanding.

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(d)      Exercisability and Term. Each SAR Agreement shall specify the date when all or any installment of the SAR is to become exercisable. The SAR Agreement shall also specify the term of the SAR. A SAR Agreement may provide for accelerated exercisability in the event of the Optionee’s death, disability or retirement or other events and may provide for expiration prior to the end of its term in the event of the termination of the Optionee’s service. SARs may be awarded in combination with Options, and such an Award may provide that the SARs will not be exercisable unless the related Options are forfeited. A SAR may be included in an ISO only at the time of grant but may be included in an NSO at the time of grant or thereafter. A SAR granted under the Plan may provide that it will be exercisable only in the event of a Change in Control.

(e)      Effect of Change in Control. The Committee may determine, at the time of granting a SAR or thereafter, that such SAR shall become fully exercisable as to all Common Shares subject to such SAR in the event that a Change in Control occurs with respect to the Company.

(f)      Exercise of SARs. Upon exercise of a SAR, the Optionee (or any person having the right to exercise the SAR after his or her death) shall receive from the Company (a) Shares, (b) cash or (c) a combination of Shares and cash, as the Committee shall determine. The amount of cash and/or the Fair Market Value of Shares received upon exercise of SARs shall, in the aggregate, be equal to the amount by which the Fair Market Value (on the date of surrender) of the Shares subject to the SARs exceeds the Exercise Price.

(g)      Modification or Assumption of SARs. Within the limitations of the Plan, the Committee may modify, extend or assume outstanding SARs or may accept the cancellation of outstanding SARs (whether granted by the Company or by another issuer) in return for the grant of new SARs for the same or a different number of shares and at the same or a different Exercise Price; provided, however, that other than in connection with an adjustment of Awards pursuant to Section 11, the Committee may not modify outstanding SARs to lower the Exercise Price nor may the Committee assume or accept the cancellation of outstanding SARs in return for cash or the grant of new Options or SARs with a lower Exercise Price, unless such action has been approved by the Company’s stockholders. The foregoing notwithstanding, no modification of a SAR shall, without the consent of the holder, materially impair his or her rights or obligations under such SAR.

(h)      Buyout Provisions. Except with respect to a SAR whose Exercise Price exceeds the Fair Market Value of the Shares subject to the SAR, the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents a SAR previously granted, or (b) authorize an Optionee to elect to cash out a SAR previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

SECTION 10.   STOCK UNITS.

(a)      Stock Unit Agreement. Each grant of Stock Units under the Plan shall be evidenced by a Stock Unit Agreement between the recipient and the Company. Such Stock Units shall be subject to all applicable terms of the Plan and may be subject to any other terms that are not inconsistent with the Plan. The provisions of the various Stock Unit Agreements entered into under the Plan need not be identical. Stock Units may be granted in consideration of a reduction in the recipient’s other compensation.

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(b)      Payment for Awards. To the extent that an Award is granted in the form of Stock Units, no cash consideration shall be required of the Award recipients.

(c)      Vesting Conditions. Each Award of Stock Units may or may not be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions specified in the Stock Unit Agreement. A Stock Unit Agreement may provide for accelerated vesting in the event of the Participant’s death, disability or retirement or other events. The Committee may determine, at the time of granting Stock Units or thereafter, that all or part of such Stock Units shall become vested in the event that a Change in Control occurs with respect to the Company.

(d)      Voting and Dividend Rights. The holders of Stock Units shall have no voting rights. Prior to settlement or forfeiture, any Stock Unit awarded under the Plan may, at the Committee’s discretion, carry with it a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all cash dividends paid on one Share while the Stock Unit is outstanding. Dividend equivalents may be converted into additional Stock Units. Settlement of dividend equivalents may be made in the form of cash, in the form of Shares, or in a combination of both. Prior to distribution, any dividend equivalents which are not paid shall be subject to the same conditions and restrictions (including without limitation, any forfeiture conditions) as the Stock Units to which they attach.

(e)      Form and Time of Settlement of Stock Units. Settlement of vested Stock Units may be made in the form of (a) cash, (b) Shares or (c) any combination of both, as determined by the Committee. The actual number of Stock Units eligible for settlement may be larger or smaller than the number included in the original Award, based on predetermined performance factors. Methods of converting Stock Units into cash may include (without limitation) a method based on the average Fair Market Value of Shares over a series of trading days. Vested Stock Units may be settled in a lump sum or in installments. The distribution may occur or commence when all vesting conditions applicable to the Stock Units have been satisfied or have lapsed, or it may be deferred to any later date. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until an Award of Stock Units is settled, the number of such Stock Units shall be subject to adjustment pursuant to Section 11.

(f)      Death of Recipient. Any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s beneficiary or beneficiaries. Each recipient of a Stock Units Award under the Plan shall designate one or more beneficiaries for this purpose by filing the prescribed form with the Company. A beneficiary designation may be changed by filing the prescribed form with the Company at any time before the Award recipient’s death. If no beneficiary was designated or if no designated beneficiary survives the Award recipient, then any Stock Units Award that becomes payable after the recipient’s death shall be distributed to the recipient’s estate.

(g)      Creditors’ Rights. A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Stock Unit Agreement.

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SECTION 11.   ADJUSTMENT OF SHARES.

(a)      Adjustments. In the event of a subdivision of the outstanding Stock, a declaration of a dividend payable in Shares, a declaration of a dividend payable in a form other than Shares in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a recapitalization, a spin-off or a similar occurrence, the Committee shall make appropriate and equitable adjustments in:

(i)       The number of Options, SARs, Restricted Shares and Stock Units available for future Awards under Section 5;

(ii)      The limitations set forth in Section 5(b);

(iii)      The number of NSOs to be granted to Outside Directors under Section 4(b);

(iv)      The number of Shares covered by each outstanding Option and SAR;

(v)      The Exercise Price under each outstanding Option and SAR; and

(vi)     The number of Stock Units included in any prior Award which has not yet been settled.

Except as provided in this Section 11, a Participant shall have no rights by reason of any issue by the Company of stock of any class or securities convertible into stock of any class, any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class.

(b)      Dissolution or Liquidation. To the extent not previously exercised or settled, Options, SARs and Stock Units shall terminate immediately prior to the dissolution or liquidation of the Company.

(c)      Reorganizations. In the event that the Company is a party to a merger or other reorganization, outstanding Awards shall be subject to the agreement of merger or reorganization. Subject to compliance with Section 409A of the Code, such agreement shall provide for:

(i)       The continuation of the outstanding Awards by the Company, if the Company is a surviving corporation;

(ii)      The assumption of the outstanding Awards by the surviving corporation or its parent or subsidiary;

(iii)      The substitution by the surviving corporation or its parent or subsidiary of its own awards for the outstanding Awards;

(iv)      Full exercisability or vesting and accelerated expiration of the outstanding Awards; or

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(v)       Settlement of the full value of the outstanding Awards in cash or cash equivalents followed by cancellation of such Awards.

(d)      Reservation of Rights. Except as provided in this Section 11, an Optionee or Offeree shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 12.   DEFERRAL OF AWARDS.

(a)      Committee Powers. Subject to compliance with Section 409A of the Code, the Committee (in its sole discretion) may permit or require a Participant to:

(i)       Have cash that otherwise would be paid to such Participant as a result of the exercise of a SAR or the settlement of Stock Units credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books;

(ii)      Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR converted into an equal number of Stock Units; or

(iii)      Have Shares that otherwise would be delivered to such Participant as a result of the exercise of an Option or SAR or the settlement of Stock Units converted into amounts credited to a deferred compensation account established for such Participant by the Committee as an entry on the Company’s books. Such amounts shall be determined by reference to the Fair Market Value of such Shares as of the date when they otherwise would have been delivered to such Participant.

(b)      General Rules. A deferred compensation account established under this Section 12 may be credited with interest or other forms of investment return, as determined by the Committee. A Participant for whom such an account is established shall have no rights other than those of a general creditor of the Company. Such an account shall represent an unfunded and unsecured obligation of the Company and shall be subject to the terms and conditions of the applicable agreement between such Participant and the Company. If the deferral or conversion of Awards is permitted or required, the Committee (in its sole discretion) may establish rules, procedures and forms pertaining to such Awards, including (without limitation) the settlement of deferred compensation accounts established under this Section 12.

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SECTION 13.   AWARDS UNDER OTHER PLANS.

The Company may grant awards under other plans or programs. Such awards may be settled in the form of Shares issued under this Plan. Such Shares shall be treated for all purposes under the Plan like Shares issued in settlement of Stock Units and shall, when issued, reduce the number of Shares available under Section 5.

SECTION 14.   PAYMENT OF DIRECTOR’S FEES IN SECURITIES.

(a)      Effective Date. No provision of this Section 14 shall be effective unless and until the Board has determined to implement such provision.

(b)      Elections to Receive NSOs, Restricted Shares or Stock Units. An Outside Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash, NSOs, Restricted Shares or Stock Units, or a combination thereof, as determined by the Board. Such NSOs, Restricted Shares and Stock Units shall be issued under the Plan. An election under this Section 14 shall be filed with the Company on the prescribed form.

(c)      Number and Terms of NSOs, Restricted Shares or Stock Units. The number of NSOs, Restricted Shares or Stock Units to be granted to Outside Directors in lieu of annual retainers and meeting fees that would otherwise be paid in cash shall be calculated in a manner determined by the Board. The terms of such NSOs, Restricted Shares or Stock Units shall also be determined by the Board.

SECTION 15.   LEGAL AND REGULATORY REQUIREMENTS.

Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations and the regulations of any stock exchange on which the Company’s securities may then be listed, and the Company has obtained the approval or favorable ruling from any governmental agency which the Company determines is necessary or advisable. The Company shall not be liable to a Participant or other persons as to: (a) the non-issuance or sale of Shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares under the Plan; and (b) any tax consequences expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted under the Plan.

SECTION 16.   TAXES.

(a)      Withholding Taxes. To the extent required by applicable federal, state, local or foreign law, a Participant or his or her successor shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company shall not be required to issue any Shares or make any cash payment under the Plan until such obligations are satisfied.

(b)      Share Withholding. The Committee may permit a Participant to satisfy all or part of his or her withholding or income tax obligations by having the Company withhold all or a portion of

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any Shares that otherwise would be issued to him or her or by surrendering all or a portion of any Shares that he or she previously acquired. Such Shares shall be valued at their Fair Market Value on the date when taxes otherwise would be withheld in cash. In no event may a Participant have Shares withheld that would otherwise be issued to him or her in excess of the number necessary to satisfy the legally required minimum tax withholding. .  Each Award that provides for “nonqualified deferred compensation” within the meaning of Section 409A of the Code shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A.  If any amount under such an Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A.  In addition, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

(c)      Section 409A.  Each Award that provides for “nonqualified deferred compensation” within the meaning of Section 409A of the Code shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A.  If any amount under such an Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A.  In addition, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17.   OTHER PROVISIONS APPLICABLE TO AWARDS.

(a)      Transferability. Unless the agreement evidencing an Award (or an amendment thereto authorized by the Committee) expressly provides otherwise, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner (prior to the vesting and lapse of any and all restrictions applicable to Shares issued under such Award), other than by will or the laws of descent and distribution; provided, however, that an ISO may be transferred or assigned only to the extent consistent with Section 422 of the Code. Any purported assignment, transfer or encumbrance in violation of this Section 17(a) shall be void and unenforceable against the Company.

(b)      Qualifying Performance Criteria. The number of Shares or other benefits granted, issued, retainable and/or vested under an Award may be made subject to the attainment of performance goals.  The Committee may utilize any performance criteria selected by it in its sole discretion to establish performance goals; provided, however, that in the case of any Award intended

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to qualify as “performance-based compensation” under Section 162(m) of the Code (“Performance Based Award”), the following conditions shall apply:

(i)       The amount potentially available under a Performance Based Award shall be subject to the attainment of pre-established, objective performance goals relating to a specified period of service based on one or more of the following performance criteria: (a) cash flow (including operating cash flow), (b) earnings per share, (c) earnings before any combination of interest, taxes, depreciation or amortization, (d) return on equity, (e) total stockholder return, (f) share price performance, (g) return on capital, (h) return on assets or net assets, (i) revenue, (j) income or net income, (k) operating income or net operating income, (l) operating profit or net operating profit, (m) operating margin or profit margin (including as a percentage of revenue), (n) return on operating revenue, (o) return on invested capital, (p) market segment shares, (q) costs, (r) expenses, (s) achievement of target levels of discovery and/or development of products or services, including but not limited to research or regulatory achievements, (t) third party coverage and/or reimbursement objectives, (u) test volume metrics, (v) objective customer indicators (including, without limitation, customer satisfaction), (w) improvements in productivity, (x) attainment of objective operating goals, or (y) objective employee metrics (“Qualifying Performance Criteria”), any of which may be measured either individually, alternatively or in any combination, applied to either the individual, the Company as a whole or to a business unit or subsidiary of the Company, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, or on the basis of any other specified period, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group or index, and subject to specified adjustments, in each case as specified by the Committee in the Award.

(ii)      Unless specified otherwise by the Committee at the time the performance goals are established or otherwise within the time limit prescribed by Section 162(m) of the Code, the Committee shall appropriately adjust the method of evaluating performance under a Qualifying Performance Criteria for a performance period as follows: (a) to exclude asset write-downs, (b) to exclude litigation or claim judgments or settlements, (c) to exclude the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (d) to exclude accruals for reorganization and restructuring programs, (e) to exclude any extraordinary nonrecurring items as determined under generally accepted accounting principles and/or described in managements’ discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, (f) to exclude the dilutive and/or accretive effects of acquisitions or joint ventures, (g) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a performance period following such divestiture, (h) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends, (i) to exclude the effects of stock based compensation; and (j) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles, in each case in compliance with Section 162(m).

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(iii)      The Committee shall establish in writing the applicable performance goals (and any variation to the adjustments specified in the preceding subparagraph (ii)), and an objective method for determining the Award earned by a Participant if the goals are attained, while the outcome is substantially uncertain and not later than the 90th day of the performance period (but in no event after 25% of the period of service with respect to which the performance goals relate has elapsed), and shall determine and certify in writing, for each Participant, the extent to which the performance goals have been met prior to payment or vesting of the Award.  The Committee may reserve the right, in its sole discretion, to reduce the amount of compensation otherwise payable under the Plan upon the attainment of the pre-established performance goals.  The Committee may not in any event increase the amount of compensation payable under the Plan upon the attainment of the pre-established performance goals to a Participant who is a “covered employee” within the meaning of Section 162(m) of the Code.

(c)      Vesting Restrictions on Awards.  Except with respect to a maximum of five percent (5%) of the total number of Shares authorized under the Plan or, in the case of automatic Option grants to Outside Directors, as otherwise permitted under Section 4(b), no Award may vest sooner than twelve (12) months from the date of grant; provided, however, that notwithstanding the foregoing, the Committee may provide that such vesting restrictions may lapse or be waived upon the Participant’s death or disability, or the consummation of a merger or other reorganization pursuant to Section 11(c).

SECTION 18.   NO EMPLOYMENT RIGHTS.

No provision of the Plan, nor any right or Option granted under the Plan, shall be construed to give any person any right to become, to be treated as, or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person’s Service at any time and for any reason, with or without notice.

SECTION 19.   DURATION AND AMENDMENTS.

(a)      Term of the Plan. The Plan, as set forth herein, shall terminate automatically on March 18, 2024 and may be terminated on any earlier date pursuant to Subsection (b) below.

(b)      Right to Amend or Terminate the Plan. The Board of Directors may amend or terminate the Plan at any time and from time to time. Rights and obligations under any Award granted before amendment of the Plan shall not be materially impaired by such amendment, except with consent of the Participant. An amendment of the Plan shall be subject to the approval of the Company’s stockholders only to the extent required by applicable laws, regulations or rules.

(c)      Effect of Termination. No Awards shall be granted under the Plan after the termination thereof. The termination of the Plan shall not affect Awards previously granted under the Plan.

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VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GHDX2018 GENOMIC HEALTH, INC. ATTN: JEANNIE TWOMEY 301 PENOBSCOT DRIVE REDWOOD CITY, CA 94063 You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E46364-P07810 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. GENOMIC HEALTH, INC. The Board of Director s recommends you vote F OR the following: 1.Election of Directors to serve until the 2019 Annual Meeting or until their successors are duly elected and qualified. Nominees: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. 01) 02) 03) 04) Kimberly J. Popovits Felix J. Baker, Ph.D. Julian C. Baker Fred E. Cohen, M.D. 05) 06) 07) Henry J. Fuchs, M.D. Ginger L. Graham Geoffrey M. Parker The Board of Directors recommends you vote FOR proposals 2, 3 and 4. For Against Abstain 2. To vote on the approval of our Amended and Restated 2005 Stock Incentive Plan that includes an increase in the number of shares available for issuance under the plan by 1,000,000 shares and impose certain limitations recommended by Institutional Shareholder Services. To approve, on a non-binding advisory basis, the compensation of our named executive officers. 3. 4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018. For Against Abstain The Board of Directors recommends you vote AGAINST proposal 5. 5.To approve a stockholder proposal concerning proxy access, if properly presented at the Annual Meeting. NOTE: In his or her discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E46365-P07810 GENOMIC HEALTH, INC. Annual Meeting of Stockholders June 6, 2018 10:00 AM, PT This Proxy is solicited by the Board of Directors The undersigned hereby authorizes Kimberly J. Popovits and G. Bradley Cole, and each of them, as proxies of the undersigned, with full power of substitution, to represent and vote the shares of common stock of Genomic Health, Inc. ("Genomic Health") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Genomic Health to be held virtually via live interactive webcast on the Internet on June 6, 2018 at 10:00 a.m. (Pacific Time), and at any and all postponements or adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions. You will be able to attend, vote and submit your questions during the meeting at www.virtualshareholdermeeting.com/GHDX2018. Unless a contrary direction is indicated, this Proxy will be voted FOR Proposal 1, the election of all of the nominees for director, FOR Proposal 2, the approval of an amendment to increase the shares available for issuance under our Amended and Restated 2005 Stock Incentive Plan, FOR Proposal 3, the approval, on a non-binding advisory basis, of the compensation of our named executive officers, FOR Proposal 4, the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018, and AGAINST Proposal 5, a stockholder proposal, if properly presented at the Annual Meeting of Stockholders, concerning proxy access, and in accordance with the discretion of the Proxies on any other matters as may properly come before the Annual Meeting or any postponements or adjournments thereof. If specific instructions are indicated, this Proxy will be voted in accordance therewith. Please mark, sign, date and mail this proxy card promptly, using the enclosed envelope. Continued and to be signed on reverse side